THOMAS S. SMITH              SMITH MCCULLOUGH, P.C.    MARK A. MEYER
Kim I. McULLOUGH                                       DONNA J. BLOOMER
DOUGLAS R. FERGUSO                                     DANIEL J. BLOCK*
JEFFREY J. COWMAN                                      *Admitted in Oregon Only
HAROLD R. BRUNO III
STEVEN M. FEDER
THERESA M. MEHRINGER
LYNNE M. HANSON
GARRETT M. TUTTLE

________________________________________________________________________________
           REGENCY PLAZA ONE O 4643 SOUTH ULSTER STREET O SUITE 900 O
                           DENVER, COLORADO 80237-2866
        TELEPHONE (303) 221-6000 O FAX (303) 221-6001 O info@smithmc.com






                                 March 20, 2000


VIA EDGAR

United States Securities
  and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  Silverthorne Production Company
           File No. 000-11730
           Preliminary Proxy Materials for Annual Meeting of Shareholders

Ladies and Gentlemen:

     Enclosed for filing are copies of the preliminary Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy to be used in connection with the Annual Meeting of Shareholders of Silverthorne Production Company ("Company") to be held in April 2000. It is planned that the proxy materials will be mailed to the Company's shareholders in early April 2000.

     Please contact the undersigned with any comments the Staff may have on the preliminary proxy materials.

                               Sincerely yours,



                                /s/ Thomas S. Smith
                               Thomas S. Smith

TSS:js
Enclosure
cc:   Silverthorne Production Company
      Attn:  Jimmy L. Boswell
             Darrell H. Hughes
             David L. Jackson

                         SILVERTHORNE PRODUCTION COMPANY
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                   Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|


Check the appropriate box:
|X| Preliminary Proxy Statement
|_| Confidential for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive  Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         SILVERTHORNE PRODUCTION COMPANY
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which the transaction applies:
--------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------
      (5) Total fee paid:
--------------------------------------------------------------------
|_|  Fee paid previously with preliminary materials.
--------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
--------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------
     (3)  Filing Party:
--------------------------------------------------------------------
     (4)  Date Filed:
--------------------------------------------------------------------

                         SILVERTHORNE PRODUCTION COMPANY
                             7001 Seaview Avenue NW
                                    Suite 210
                            Seattle, Washington 98117

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on April __, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Silverthorne Production Company, a Colorado corporation (the "Company"), will be held in the Special Events Room on the Second Floor, 7001 Seaview Avenue, NW, Seattle, Washington 98117, on _________, April __, 2000, at 10:00 a.m., Pacific Time, for the purpose of considering and voting upon proposals to:


(1) elect five directors to serve until the next annual meeting of shareholders or until their successors are elected and qualify;

(2) adopt an amendment to Article FIRST of the Articles of Incorporation of the Company to change the name of the Company from "Silverthorne Production Company" to "Cognigen
     Networks, Inc.";

(3) adopt an amendment to Article THIRD of the Articles of Incorporation of the Company to delete any reference contained in the current Article THIRD to an area of business in which the Company no longer engages and to change the wording of the provision in the current Article THIRD that confers upon the Company all of the rights, powers and privileges conferred on Colorado corporations;

(4) adopt an amendment to Section (d)(ii) of Article EIGHTH of the Articles of Incorporation of the Company to change the vote required to amend the Articles of Incorporation to a majority of a quorum;

(5) adopt a new Article NINTH of the Articles of Incorporation of the Company which limits the liability of the directors of the Company under certain circumstances;

(6) approve a one-for-four reverse split of the Company's outstanding common stock;

(7)  approve the Company's 2000 Incentive and Nonstatutory Stock Option
     Plan; and

(8) transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on February 25, 2000, are entitled to notice of and to vote at the Meeting and at any adjournment(s) thereof.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. All shareholders are cordially invited to attend the Meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               DAVID L. JACKSON, SECRETARY
Seattle, Washington
April __, 2000

                         SILVERTHORNE PRODUCTION COMPANY
                             7001 Seaview Avenue NW
                                    Suite 210
                            Seattle, Washington 98117


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL __ 2000

     This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Silverthorne Production Company (the "Company") to be used at the Annual Meeting of Shareholders (the "Meeting") to be held in the Special Events Room on the Second Floor, 7001 Seaview Avenue, N.W., Seattle, Washington 98117, on April __, 2000, at 10:00 a.m. Pacific Time, and at any adjournment(s) thereof.

     This Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about April __, 2000.

     Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted by: (i) giving written notice of the revocation to the Company's corporate secretary; (ii) voting in person at the Meeting; or (iii) voting again by submitting a new proxy card. Only the latest dated proxy card, including one which a person may vote in person at the Meeting, will count. If not revoked, the Proxy will be voted at the Meeting in accordance with the instructions indicated on the Proxy by the shareholder, or, if no instructions are indicated, will be voted FOR the nominees for director described therein; FOR the proposed amendments to the Company's Articles of Incorporation; FOR approval of a proposal to effectuate a one-for-four reverse split of the Company's outstanding common stock; and FOR approval of the Company's 2000 Incentive and Nonstatutory Stock Option Plan.


                                VOTING SECURITIES

     Voting rights are vested exclusively in the holders of the Company's $0.001 par value common stock with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on February 25, 2000, are entitled to notice of and to vote at the Meeting or any adjournments thereof. On February 25, 2000, the Company had 44,825,522 shares of common stock outstanding.

                           PRINCIPAL SHAREHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of February 25, 2000, the number of shares of the Company's outstanding common stock beneficially owned by each of the Company's current directors and by each nominee for director, sets forth the number of shares of the Company's common stock beneficially owned by all of the Company's current executive officers and directors as a group, and sets forth the number of shares of the Company's common stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of the Company's common stock:

                              Amount and Nature of
Name and Address             Beneficial Ownership(1)          Percent of Class
-------------------------    ------------------------       -------------------
Jimmy L. Boswell
Suite 304
3220 South Higuera Street
San Luis Obispo, CA 93401         1,600,000(2)                       3.4%

David L. Jackson
16053 Via Viajera
Rancho Santa Fe, CA 92067         1,620,000(3)                       3.5%

Wilhelm J. Giertsen
Starefossveien
5019 Burgen
Norway                              559,213(4)                       1.2%

Darrell H. Hughes
Suite 210
7001 Seaview Avenue N.W.
Seattle, WA 98117                 1,602,000(5)                       3.4%

Mohammed I. Marafi
P. O. Box 104
13002 Safat
Kuwait                            1,257,894(6)                       2.8%

All current officers and
directors as a group (3
persons)                          6,422,000(7)                      12.5%

Inter-American
Telecommunications
Holding Corporation
2608 Second Avenue,
Suite 108
Seattle, Washington 98121        24,195,384                         54.0%

Combined
Telecommunications
Consultancy, Ltd.
2608 Second Avenue,
Suite 108
Seattle, Washington 98121         4,445,569(8)                       9.1%

Cognigen Corporation
8711 15th Avenue N.W.
Seattle, WA 98117                24,195,384(9)                      54.0%

Kevin Anderson
2608 Second Avenue,
Suite 108
Seattle, Washington 98120         36,195,384(9)(10)                 63.7%

Anderson Family Trust #1
2608 Second Avenue,
Suite 108
Seattle, Washington 98120         36,195,384(10)(11)                63.7%

Peter Tilyou
2608 Second Avenue,
Suite 108
Seattle, Washington 98120         36,195,384(12)                    63.7%
            --------------------

     (1) Except as indicated below, each person has sole and voting and/or investment power over the shares listed.

     (2) Represents 1,600,000 shares underlying an option. Mr. Boswell currently owns approximately 2.6% of the outstanding common stock of Inter-American Telecommunications Holding Corporation ("ITHC") which currently owns 24,195,384 shares of the Company's outstanding common stock. If the proposal to effectuate a one-for-four reverse split of the Company's outstanding common stock is adopted, ITHC will be entitled to receive an additional 37,298,444 pre-split shares of the Company's common stock. Mr. Boswell does not have sole or shared voting and/or investment power over the shares of the Company's common stock owned by ITHC. Therefore, Mr. Boswell disclaims beneficial ownership of the aggregate approximate 1,598,840 pre-split shares of the Company's common stock that are and will be represented by Mr. Boswell's ownership of approximately 2.6% of the outstanding common stock of ITHC and the 1,598,840 shares are not included in the above table.

     (3) Includes 1,600,000 shares underlying an option. Mr. Jackson currently owns approximately 3.5% of the outstanding common stock of ITHC which currently owns 24,195,384 shares of the Company's outstanding common stock. If the proposal to effectuate a one-for-four reverse split of the Company's outstanding common stock is adopted, ITHC will be entitled to receive an additional 37,298,444 pre-split shares of the Company's common stock. Mr. Jackson does not have sole or shared voting and/or investment power over the shares of the Company's common stock owned by ITHC. Therefore, Mr. Jackson disclaims beneficial ownership of the aggregate approximate 2,152,284 pre-split shares of the Company's common stock that are and will be represented by Mr. Jackson's ownership of approximately 3.5% of the outstanding common stock of ITHC and the 2,152,284 shares are not included in the above table.

     (4) Includes 25,000 shares owned by Mr. Giertsen's wife.

     (5) Includes 1,600,000 shares underlying an option. Mr. Hughes currently owns approximately 10.5% of the outstanding common stock of ITHC which currently owns 24,195,384 shares of the Company's outstanding common stock. If the proposal to effectuate a one-for-four reverse split of the Company's outstanding common stock is adopted, ITHC will be entitled to receive an additional 37,298,444 pre-split shares of the Company's common stock. Mr. Hughes does not have sole or shared voting and/or investment power over the shares of the Company's common stock owned by ITHC. Therefore, Mr. Hughes disclaims beneficial ownership of the aggregate approximate 6,456,852 pre-split shares of the Company's common stock that are and will be represented by Mr. Hughes' ownership of approximately 10.5% of the outstanding common stock of ITHC and the 6,456,852 shares are not included in the above table.

     (6) Includes 100,000 shares underlying a warrant. Does not include 1,241,472 shares owned by companies in which Mr. Marafi has a minority interest.

     (7) Includes the shares specified in footnotes (2), (3) and (5) above. Also, includes 1,600,000 shares underlying an option held by David G. Lucas, the Chief Financial Officer of the Company. Mr. Lucas currently owns approximately 2.6% of the outstanding common stock of ITHC which currently owns 24,195,384 shares of the Company's outstanding common stock. If the proposal to effectuate a one-for-four reverse split of the Company's outstanding common stock is adopted, ITHC will be entitled to receive an additional 37,298,444 pre-split shares of the Company's common stock. Mr. Lucas does not have sole or shared voting and/or investment power over the shares of the Company's common stock owned by ITHC. Therefore, Mr. Lucas disclaims beneficial ownership of the aggregate approximate 1,598,840 pre-split shares of the Company's common stock that are and will be represented by Mr. Lucas' ownership of approximately 2.6% of the outstanding common stock of ITHC and the 1,598,840 shares are not included in the above table.

     (8) Includes 4,000,000 shares underlying an option. Combined Telecommunications Consultancy, Ltd. ("CTC") currently owns approximately 7.1% of the outstanding common stock of ITHC which currently owns 24,195,384 shares of the Company's outstanding common stock. If the proposal to effectuate a one-for-four reverse split of the Company's outstanding common stock is adopted, ITHC will be entitled to receive an additional 37,298,444 pre-split shares of the Company's common stock. CTC does not have sole or shared voting and/or investment power over the shares of the Company's common stock owned by ITHC. Therefore, CTC disclaims beneficial ownership of the aggregate approximate 4,366,062 pre-split shares of the Company's common stock that are and will be represented by CTC's ownership of approximately 7.1% of the outstanding common stock of ITHC and the 4,366,062 shares are not included in the above table.

     (9) Includes the 24,195,384 shares of the Company's common stock owned by ITHC. Cognigen Corporation currently owns approximately 57.9% of the outstanding common stock of ITHC. The 24,195,384 shares of the Company's outstanding common stock owned by ITHC may be deemed to be beneficially owned by Cognigen Corporation. If the proposal to effectuate a one-for-four reverse split of the Company's outstanding common stock is adopted, ITHC will be entitled to receive an additional 37,298,444 pre-split shares of the Company's common stock. The 37,298,444 shares will be deemed to be beneficially owned by Cognigen Corporation. The 37,298,444 shares are not included in the above table.

     (10) Includes the 24,195,384 shares of the Company's common stock owned by ITHC and that may be deemed to be beneficially owned by Cognigen Corporation and 12,000,000 shares of the Company's common stock underlying an option owned by the Anderson Family Trust #1. Kevin Anderson has the sole voting and investment power over the shares of the Company's common stock owned by ITHC. Kevin Anderson and members of his family are the beneficiaries of the Anderson Family Trust #1 which owns approximately 98.9% of the outstanding common stock of Cognigen Corporation. Therefore, Mr. Anderson may be deemed to beneficially own the 24,195,384 shares of the Company's common stock that Cognigen Corporation may be deemed to beneficially own.

     (11) Represents the 36,195,384 shares that Kevin Anderson may be deemed to beneficially own.

     (12) Represents the 36,195,384 shares of the Company's common stock owned by the Anderson Family Trust #1 of which Peter Tilyou is the sole trustee but not a beneficiary.


                        CHANGE IN CONTROL OF THE COMPANY

     On August 20, 1999, the Company completed the first closing of the acquisition of all of the assets of ITHC in exchange for 29,242,953 shares of the Company's common stock. On December 27, 1999, the Company and ITHC agreed that the total number of shares of the Company's common stock that were to be issued at the first closing was 11,742,953 shares rather than 29,242,953 shares and that the total number of shares to be issued by the Company to ITHC at the second closing is 37,298,444 shares. Further, the Company and ITHC made it clear that the Company was acquiring all of the assets and assuming all of the liabilities of ITHC as of August 20, 1999.

     As a result of ITHC's right to receive the 11,742,953 shares of the Company's common stock and a previous purchase of 12,452,431 shares of the Company's common stock by ITHC, ITHC now owns 24,195,384 shares, or approximately 54.0% of the Company's outstanding shares of common stock.

     Kevin Anderson and his family are beneficiaries of the Anderson Family Trust #1 which owns approximately 98.9% of the outstanding common stock of Cognigen Corporation. Cognigen Corporation currently owns approximately 57.9% of the outstanding common stock of ITHC. Kevin Anderson has the sole voting and investment power over the shares of the Company's common stock owned by ITHC. Therefore, Kevin Anderson may be deemed to control ITHC and, thus, may be deemed to control the Company.

     The assets of ITHC consisted of electronically archived customer data bases consisting of approximately 95,000 individual residential and business long-distance telephone service subscriber accounts; agency, reseller and other agreements and contracts ITHC had with carriers, switched resellers, unswitched resellers, consolidators or other providers of long-distance and local telephone service; ITHC's accounts receivable, commissions receivable, future commissions that may be payable from any of the carriers, switched resellers, unswitched resellers, consolidators or other providers of long-distance and local telephone service; ITHC's computer software, proprietary programs and applications, computers, monitors, peripherals, printers, copiers, telephone PABX systems, office furniture and fixtures, office leases; customer data bases, customer lists and print and electronic records relating to customers; ITHC's inventories and orders for prepaid telephone cards; ITHC's new accounts; ITHC's websites, pages, links and agreements as well as ITHC's Internet domains and email addresses; agreements with ITHC's agents and subagents; exclusive use and control of the name "Cognigen" and its attendant copyright, trade name and trademark and service mark registrations; ITHC's intellectual property; ITHC's lines of credit with carriers, prepaid card providers, swtiched resellers, switchless resellers and other providers of local and long-distance phone service, ITHC's cash and a majority of the outstanding stock of Inter-American Telecommunications Corporation, a non-operating subsidiary of ITHC. The audited balance sheets of ITHC as of June 30, 1999, and the audited statements of operations, cash flows and changes in stockholders' equity of ITHC for the period July 24, 1998 (inception) through July 30, 1999, the audited balance sheets of Cognigen as of June 30, 1999 and 1998 and the audited statements of income and retained earnings and cash flows of Cognigen and unaudited pro forma financial information as of June 30, 1999 for the Company, ITHC and Cognigen and the unaudited consolidated balance sheets of the Company as of December 31, 1999 and the unaudited consolidated statements of operations and unaudited consolidated statements of cash flows of the Company for the six months ended December 31, 1999 are attached hereto as Exhibit A.


             CERTAIN INFORMATION PERTAINING TO THE COMPANY AND ITHC

     As indicated under the caption "Change in Control," on August 20, 1999, the Company acquired all of the assets of ITHC in exchange for 11,742,953 shares of the Company's common stock that have been issued to ITHC and 37,298,444 pre-split shares of the Company's common stock that will be issued to ITHC only if the proposal to effectuate a one-for-four reverse split of the Company's outstanding common stock is adopted at the Meeting. Prior to the acquisition of the assets of ITHC, the Company had no operations, no assets and minimal liabilities. The audited balance sheets of ITHC as of June 30, 1999, and the audited statements of operations, cash flows and changes in stockholders' equity of ITHC for the period July 24, 1998 (inception) through July 30, 1999, the audited balance sheets of Cognigen as of June 30, 1999 and 1998 and the audited statements of income and retained earnings and cash flows of Cognigen and unaudited pro forma financial information as of June 30, 1999 for the Company, ITHC and Cognigen and the unaudited consolidated balance sheets of the Company as of December 31, 1999 and the unaudited consolidated statements of operations and unaudited consolidated statements of cash flows of the Company for the six months ended December 31, 1999 are attached hereto as Exhibit A.

     ITHC, which was incorporated in July 1998, acquired the assets it transferred to the Company for a total of $1,600,000 in promissory notes, which were assigned by the Company, and 7,500 shares of ITHC's common stock. ITHC originally acquired the assets in 1998 and 1999 from Inter-American Telecommunications Corporation, Telkiosk, Inc., Combined Telecommunications Consultancy, Ltd. and Cognigen Corporation, all of which were incorporated in 1998.

     ITHC, through Cognigen, its e-commerce division, was a major marketer of long-distance telecommunications services. Operating on the Internet via thousands of Web sites, Cognigen marketed both domestic and international long-distance telephone service as well as prepaid calling cards through a network of approximately 40,000 independent agents to approximately 157,000 subscribers worldwide.

     Since 1997, the Cognigen division has experienced growth in the retail revenue it has generated, in the size of its agent force, and in the number of subscribers it has acquired and maintained. Cognigen's Internet presence operates through proprietary programs that provide for a very high volume of visits with user friendly procedures that allow on-line fulfillment of service applications. Typically, a Cognigen subscriber is able to apply for, and obtain discount long-distance service within a matter of hours rather than days.

     The Company currently leases approximately 3,457 square feet of office space at 7001 Seaview Avenue, NW, Suite 210, Seattle, Washington 98117, pursuant to a lease that will terminate in December 2001 and that currently requires monthly rental payments of approximately $3,025. The Company also currently leases approximately 1,007 square feet of office space at 6751 Academy Road, NE, Suite B, Albuquerque, New Mexico 87109, pursuant to a lease that will terminate in March 2003 and that currently requires monthly rental payments of $1,390.49.

     ITHC had 9 employees at the time the ITHC assets were acquired by the Company. The employees became employees of the Company. As of February 25, 2000, the Company had a total of 14 employees.

     The Company's common stock is quoted on the OTC Bulletin Board ("OTC"). Even though maintaining a current listing on the OTC, no known significant trading occurred during the Company's last two fiscal years. The following table sets forth, for the periods indicated, the high and low closing bid price quotations for the common stock as reported by the OTC. Such quotations reflect inter-dealer prices, but do not include retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

                                               High Bid        Low Bid
                                              ----------      ---------

   Quarter ended December 31, 1999:             $ 3.625       $ 0.8125
   Quarter ended September 30, 1999:               1.00         0.1875

   Quarter ended June 30, 1999:                 $  0.30       $  0.125
   Quarter ended March 31, 1999:                 0.2815        0.03125
   Quarter ended December 31, 1998:                0.10           0.08
   Quarter ended September 30, 1998:              0.125         0.0625

   Quarter ended June 30, 1998:                $ 0.1875       $  0.125
   Quarter ended March 31, 1998:                 0.1875          0.125
   Quarter ended December 31, 1997              0.15625          0.125
   Quarter ended September 30, 1997:             0.3125        0.15625

     As of February 25, 2000, there were approximately 1,348 holders of record of the Company's common stock. The number of record holders does not include holders whose securities are held in street name. The closing price of the common stock on August 20, 1999, the date of the closing of the agreement with ITHC, was $0.7187 per share. The closing price of the common stock on February 25, 2000, was $2.25. As of February 25, 2000, the Company had 44,825,522 shares of common stock outstanding.

     The Company has never paid and does not anticipate paying any cash dividends on its common stock in the foreseeable future. The Company intends to retain all earnings for use in the Company's business operations and in the expansion of its business.


                         ACTIONS TO BE TAKEN AT MEETING

     The Meeting has been called by the directors of the Company to consider and act upon proposals to:

(1) elect five directors to serve until the next annual meeting of shareholders or until their successors are elected and qualify;

(2) adopt an amendment to Article FIRST of the Articles of Incorporation of the Company to change the name of the Company from "Silverthorne Production Company" to "Cognigen Networks, Inc.";

(3) adopt an amendment to Article THIRD of the Articles of Incorporation of the Company to delete any reference contained in the current Article THIRD to an area of business in which the Company no longer engages and to change the wording of the provision in the current Article THIRD that confers upon the Company all of the rights, powers and privileges conferred on Colorado corporations;

(4) adopt an amendment to Section (d)(ii) of Article EIGHTH of the Articles of Incorporation of the Company to change the vote required to amend the Articles of Incorporation to a majority of a quorum;

(5) adopt a new Article NINTH of the Articles of Incorporation of the Company which limits the liability of the directors of the Company under certain circumstances;

(6) adopt a proposal to effectuate a one-for-four reverse split of the Company's outstanding common stock;

(7)  approve the Company's 2000 Incentive and Nonstatutory Stock Option Plan;
     and

(8) transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

     The holders of one-third of the outstanding shares of common stock of the Company present at the Meeting in person or represented by proxy constitutes a quorum. If a quorum is present, directors are elected by a plurality of the vote, i.e., the candidates receiving the highest number of votes cast in favor of their election will be elected to the Board of Directors. To be approved, the proposals specified in items (2) through (5) must receive the affirmative vote of a majority of the outstanding shares. If a quorum is present, the proposals specified in items (6) and (7) must receive the affirmative vote of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote thereon. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on nonroutine matters. The absence of votes on nonroutine matters are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect in the election of directors. Abstentions and broker nonvotes on proposals other than the election of directors will be counted as present for purposes of the other proposals and will count as votes against all other proposals.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

     The number of directors on the Company's Board of Directors has been established by resolution of the Board of Directors as five directors effective at the Meeting. The terms of the two current directors expire at the Meeting.

     The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the five nominees for director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Jimmy L. Boswell, Wilhelm J. Giertsen, Darrell H. Hughes, David L. Jackson and Mohammed I. Marafi will hold office until the next annual meeting of shareholders, until their successors are duly elected or appointed or until their earlier death, resignation or removal. The nominees for director, each of whom has consented to serve if elected, are as follows:


                  Director
Name of Nominee    Since     Age     Principal Occupation for Last Five Years
----------------  ---------  ---     ------------------------------------------
Jimmy L. Boswell    Not      57      Mr.  Boswell has been the  President and
                  currently          Chief  Operating  Officer of the Company
                     a               since August 1999 and was a director of
                  director           the Company  from August 1999 to
                                     January 2000.  From July 1999 to the
                                     present, Mr. Boswell has also been the
                                     President, Chief Operating Officer and a director of ITHC, a predecessor to the Company. From January 1998 to the present, Mr. Boswell has also been the President, Chief Executive Officer and a director of Aquila International
                                     Telecommunications, Inc., a long distance national and international telephone carrier. From November 1993 to
                                     September 1997, Mr. Boswell was the Vice
                                     President of Engineering and Chief
                                     Technical Officer of Gateway U.S.A., Inc., an international telecommunications company. Mr. Boswell graduated with a degree in management from the University of Redlands.

David L. Jackson   1990      61      Mr. Jackson has been the Secretary and
                                     Treasurer of the Company since August 1999 and was the President and Chairman of the Board of the Company from 1996 to August 1999, the Vice President of the
                                     Company from 1995 to 1996 and the President and the Chairman of the Board of the Company from 1990 to 1992. From
                                     August 1999 to the present, Mr. Jackson has also been a director and the Secretary of ITHC, a predecessor to the Company. Mr.
                                     Jackson has been a licensed real estate
                                     broker in California since 1991. Mr.
                                     Jackson graduated with a bachelor of arts degree from Northwest Nazarene University and with a Juris Doctor degree from the University of Denver, College of Law.
                                     Mr. Jackson was admitted to practice law in the United States Federal Courts and various state courts. He practiced in Colorado until 1997 when his name was removed from the list of attorneys authorized to practice law in the Colorado Courts. Mr. Jackson is an arbitrator in dispute resolution of commercial and labor law. He has been on the roster of arbitrators of the Federal
                                     Mediation and Conciliation Service of the United States Government since March 1994.

Wilhelm J.          Not      48      Mr. Giertsen has been the Chief Executive
Giertsen         currently           Officer and owner of W. Giertsen AS, a
                    a                company that conducts worldwide sales of
                 director            fish and seafood to the international
                                     cruise fleet, since 1994.  From 1991 to
                                     1993, Mr. Giertsen was the owner of
                                     Giertsen Services AS, a company that
                                     conducted worldwide sales of fish and
                                     seafood, including its own brand, to the international cruise fleet. Mr. Giertsen graduated from the Bergen College of Commerce and received a Bachelor of Business Administration from England.

Darrell H.         2000      54      Mr. Hughes has been a director of the
Hughes                               Company since January 2000 and the Chief
                                     Executive Officer of the Company since
                                     October 1999.  From October 1999 to the
                                     present, Mr. Hughes has also been the Chief
                                     Executive Officer of ITHC, a predecessor to the Company. From April 1997 through
                                     October 1999, Mr. Hughes was Vice President of Sales and Service with AAA Washington, an automobile association. From
                                     October 1996 through March 1997, Mr. Hughes was the Vice President of Engineering with ITL, a long distance telecom company.
                                     From June 1996 through October 1996, Mr.
                                     Hughes was a Manager of Program Development for Siemens Communications, Inc., a worldwide technology and communications systems provider. From 1995 until 1996, Mr. Hughes was the Director of Sales in the Northwest for Ascom Timeplex, a provider of voice, video and data communications. In
                                     September 1993, Mr. Hughes retired as an executive with GTE, a local exchange carrier. Mr. Hughes graduated with a bachelors degree in liberal arts and a masters degree in management from the University of Redlands.

Mohammed I.          Not     43      Mr. Marafi has been the Chairman and
Marafi            currently          Managing Director of Al-Noor International
                     a               Holding Company, a private investment,
                   director          since 1999, the Deputy Chairman of Bryan
                                     Investment Company, a company, since 1997, Chairman or Deputy Chairman of United Bank of Kuwait, a bank, since 1993, and the Deputy Chairman of The Gulf Bank, K.S.C., a bank, since 1992. Mr. Marafi has also managed his family's general trading and investment company since 1973.

     The Company's Board of Directors held three meetings during the Company's fiscal year ended June 30, 1999. Such meetings consisted of consent directors minutes signed by all of the then directors, including David L. Jackson. The Company has no standing audit, nominating or compensation committees or other similar committees of the Board of Directors.

     During the Company's fiscal year ended June 30, 1999, directors of the Company received no compensation for their services as directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are Jimmy L. Boswell, Darrell H. Hughes and David L. Jackson, information pertaining to whom is set forth under "Election of Directors" above, and David G. Lucas. Mr. Lucas has been the Chief Financial Officer of the Company since December 1999, has been the Chief Financial Officer and a director of ITHC, a predecessor to the Company, since July 1999, and has been the Vice President of Finance of Aquila International Telecommunications, Inc., a long distance national and international telephone carrier, since April 1998. From July 1997 through March 1998, Mr. Lucas was the Controller for U.S. Filter Corp., a water treatment company. From 1994 to July 1997, Mr. Lucas was the Controller for Gateway U.S.A., a long distance national and international telephone carrier. Mr. Lucas graduated with a bachelors degree in business administration from Wayne State University and is a certified public accountant.

     The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of shareholders. Each executive officer will hold office until his or her successor duly is elected and qualified, until his or her death or resignation or until he or she shall be removed in the manner provided by the Company's bylaws.

     There is no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's officers and directors and persons who beneficially own more than 10% of the Company's outstanding common stock to file reports of beneficial ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

     Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its fiscal year ended June 30, 1999, no persons who were either a director, officer or beneficial owner of more than 10% of the Company's common stock failed to file on a timely basis reports required by
Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year, except that Eric Sundsvold, who then was a more than 10% beneficial shareholder, was late in filing two Forms 4 which reported purchase transactions. During March 1999, management discovered that the Company's securities had been registered under the Securities Exchange Act of 1934 since 1984 and the then officers, directors and more than 10% beneficial shareholders filed Forms 3 and 4 for all of their historical transactions.

                             EXECUTIVE COMPENSATION

     The following table provides certain information pertaining to the compensation paid by the Company and its subsidiaries during the Company's last three fiscal years for services rendered by David L. Jackson, the former President of the Company at June 30, 1999


                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                              COMPENSATION
                                                       ANNUAL COMPENSATION                    ON AWARDS
                                            ------------------------------------------        ----------
                                                                               OTHER
                                FISCAL                                         ANNUAL         SECURITIES
NAME AND                      YEAR ENDED                                       COMPEN-        UNDERLYING       ALL OTHER
PRINCIPAL POSITION             JUNE 30          SALARY($)        BONUS($)     SATION($)       OPTIONS(#)     COMPENSATION($)
------------------            ----------    ---------------     ---------      --------       ----------     ---------------

David L .................        1999             -0-              -0-           -0-              -0-             -0-
Jackson .................        1998             -0-              -0-           -0-              -0-             -0-
President ...............        1997             -0-              -0-           -0-              -0-             -0-



     No compensation was paid by the Company to any of its executive officers during the fiscal year ended June 30, 1999.

     There were no options granted to or exercised by David L. Jackson during the fiscal year ended 1999, and David L. Jackson owned no options to purchase the Company's common stock at June 30, 1999. On August 25, 1999, David L. Jackson was granted a five year option to purchase 1,600,000 shares of the Company's common stock at $0.46 per share.


                   TRANSACTIONS WITH MANAGEMENT AND OTHERS AND
                           CERTAIN BUSINESS RELATIONS

     On August 20, 1999, the Company completed the first closing of the acquisition of all of the assets of ITHC in exchange for 29,242,953 shares of the Company's common stock. On December 27, 1999, the Company and ITHC agreed that the total number of shares of the Company's common stock that were to be issued at the first closing was 11,742,953 shares rather than 29,242,953 shares and the total number of shares to be issued at the second closing is 37,298,444 shares. Further, the Company and ITHC made it clear that the Company was acquiring all of the assets and assuming all of the liabilities of ITHC as of August 20, 1999.

     As a result of ITHC's right to receive the 11,742,953 shares of the Company's common stock and the previous sale of 12,452,431 shares of the Company's common stock to ITHC, ITHC now owns 24,195,384 shares, or approximately 54.0% of the Company's outstanding shares of common stock. The Company loaned ITHC $190,000 to purchase 12,602,431 shares. Subsequently, 150,000 shares were later transferred by ITHC to two persons. The loan has not yet been repaid.

     On August 20, 1999, and on December 27, 1999, Jimmy L. Boswell and David
G. Lucas were directors, officers and owners of less than 5% of the outstanding common stock of ITHC. Further, on August 20, 1999, David L. Jackson and his wife were the sole directors and officers of the Company. On December 27, 1999, David
L. Jackson was a director of ITHC and owned less than 5% of the outstanding common stock of ITHC. As of December 27, 1999, Darrell H. Hughes was an officer of ITHC and owned approximately 10.5% of the outstanding common stock of ITHC. As of August 20, 1999, and as of December 27, 1999, Cognigen Corporation owned approximately 64.7% and 57.9%, respectively, of the outstanding common stock of ITHC, Inter-American Telecommunications Corp. and Telkiosk, Inc. each owned approximately 5.9% and 5.3%, respectively, of the outstanding common stock of ITHC, and Combined Telecommunications Consultancy, Ltd. owned approximately 7.9% and 7.1%, respectively, of the outstanding common stock of ITHC. As of August 20, 1999, and as of December 27, 1999, Kevin Anderson, through the Anderson Family Trust #1 which owns approximately 98.9% of the outstanding common stock of Cognigen Corporation, controlled Cognigen Corporation and ITHC. Peter Tilyou is the sole trustee of the Anderson Family Trust #1 but is not a beneficiary of the trust.

     On August 25, 1999, the Company granted five-year options to purchase approximately 31,600,000 shares of its common stock at $0.46 per share to various persons including the Anderson Family Trust #1 (12,000,000 shares) which is affiliated with Cognigen Corporation and of which Kevin Anderson and his family are the sole beneficiaries, Jimmy L. Boswell (1,600,000 shares), Combined Telecommunications Consultancy, Ltd. (4,000,000 shares), Darrell H. Hughes (1,600,000 shares), Inter-American Telecommunications Corp. (800,000 shares), David L. Jackson (1,600,000 shares) and David G. Lucas (1,600,000 shares). The Company also issued another option to purchase 800,000 shares of the Company's common stock to a nonaffiliated party. It is the position of the Company that this option is void because of a misrepresentation made by a representative of the person to whom the option was issued.

     On July 22, 1999, ITHC and Aquila International Telecommunications, Inc. ("Aquila") entered into a Carrier Service Agreement that was assumed by the Company in connection with the acquisition by the Company of all of the assets of ITHC. Under the terms of the three-year agreement, ITHC agreed to migrate to Aquila domestic and international dial-around and call-back long distance subscribers pursuant to a telemarketing campaign to be conducted with ITHC's personnel. Aquila agreed to provide office space, long distance telephone service, PABX and telephone hand sets, at its cost, to support up to 12 telemarketing personnel and work stations. ITHC agreed to provide the computer terminals and peripherals, furniture and fixtures required for the telemarketing personnel. Aquila also agreed to provide customer service personnel. Aquila agreed to charge ITHC a rate to each destination equal to Aquila's cost plus 15%. The rate charged by Aquila includes all switching services. Aquila also agreed to provide all accounting services in connection with the agreement. All accounts sent to Aquila by ITHC remain the property of ITHC. ITHC provided Aquila with an advance payment of approximately $435,000 to help cover Aquila's cost in providing long distance services for telemarketing, customer service and carrier transport for the accounts of ITHC that migrate to Aquila. Jimmy L. Boswell and David G. Lucas are officers and directors of Aquila and each own approximately 19% of the outstanding common stock of Aquila.

     The Company has employment agreements with Jimmy L. Boswell, Darrell H. Hughes and David G. Lucas pursuant to which they are paid annual salaries of $120,000, $125,000 and $90,000, respectively. In addition, commencing with the month of December 1999, the Company began paying David L. Jackson a fee of $6,000 per month for providing services to the Company. The Company also has agreements with Kevin Anderson and Peter Tilyou pursuant to which they are paid $14,583 and $10,000 per month, respectively.

     Wilhelm J. Giertsen and Mohammed I. Marafi (and members of Mr. Marafi's immediate family) purchased shares of the Company's common stock at $0.38 per share in an offering by the Company of its common stock in September through November 1999. In addition, Mohammed I. Marafi received two year warrants to purchase 100,000 shares of the Company's common stock at $0.38 per share in connection with the offering. Shares of the Company's common stock were sold in the offering at $0.38 per share to other persons who were not affiliated with the Company.


                               PROPOSAL NUMBER TWO

            APPROVAL OF THE ADOPTION OF AN AMENDMENT TO ARTICLE FIRST
                 OF THE ARTICLES OF INCORPORATION OF THE COMPANY

     The Board of Directors of the Company is recommending that Article FIRST of the Company's Articles of Incorporation be amended to change the name of the Company from Silverthorne Production Company to Cognigen Networks, Inc. The directors of the Company recommend such change because the directors believe that the current name has very little good will associated with it and the new name will be more representative of the Company's current business activities which consist primarily of the business activities conducted by the Cognigen Division of the Company. The directors believe the "Cognigen" name has a significant amount of good will associated with it because of its use for a number of years by the Cognigen Corporation, the assets of which were acquired by ITHC and then by the Company from ITHC.

     If this proposal is approved, the officers of the Company will file an amendment to the Articles of Incorporation of the Company with the Colorado Secretary of State to amend Article FIRST so that as amended Article FIRST will read as follows:

     "FIRST: The name of the corporation is Cognigen Networks, Inc."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO ARTICLE FIRST OF THE ARTICLES OF INCORPORATION OF THE COMPANY AS SET FORTH ABOVE.


                              PROPOSAL NUMBER THREE

            APPROVAL OF THE ADOPTION OF AN AMENDMENT TO ARTICLE THIRD
                 OF THE ARTICLES OF INCORPORATION OF THE COMPANY

     Article THIRD of the Company's Articles of Incorporation currently reads as follows:

     "THIRD: (a) Purposes. The nature, objects and purposes for which the corporation is organized are to engage in the manufacture, assembly, licensing and sale of cellular radio and communications equipment and accessories, to engage generally in the cellular communications business, to invest in real and personal property, and to engage in any other lawful activity permitted under the laws of the State of Colorado, whether or not connected with any of the foregoing objects and purposes, which is calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its property.

     (b) Powers. In furtherance of the foregoing purposes the corporation shall have and may exercise all of the rights, powers, and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes."

     The Board of Directors of the Company is recommending Article THIRD be revised to read as follows:

     "THIRD: The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places."

     The Board of Directors is recommending the change in Article THIRD because the Company is no longer engaged in the business as set forth in paragraph (a) of the current Article THIRD. Under the Colorado Business Corporation Act, the Company is not required to set forth any specific business purpose in its Articles of Incorporation and the proposed Article THIRD provides a statement similar to the statement contained in paragraph (b) of the current Article THIRD of the Company's Articles of Incorporation in that it confers upon the Company all of the rights, powers and privileges conferred on corporations organized under the laws of Colorado.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO ARTICLE THIRD OF THE ARTICLES OF INCORPORATION OF THE COMPANY AS SET FORTH ABOVE.

                              PROPOSAL NUMBER FOUR

           APPROVAL OF THE ADOPTION OF AN AMENDMENT TO SECTION (d)(ii)
               OF ARTICLE EIGHTH OF THE ARTICLES OF INCORPORATION

     Section (d)(ii) of Article EIGHTH of the Company's Articles of Incorporation currently reads as follows:

     "(ii)When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof."

     The Board of Directors of the Company is recommending that Section (d)(ii) of Article EIGHTH be revised to read as follows:

     "(ii)Except as bylaws adopted by the shareholders may provide for a greater voting requirement and except as is otherwise provided by the Colorado Business Corporation Act with respect to action on a plan of merger or share exchange, on the disposition of substantially all of the property of the corporation, on the granting of consent to the disposition of property by an entity controlled by the corporation and on the dissolution of the corporation, action on a matter other than the election of directors is approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action. Any bylaw adding, changing or deleting a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater."

     If the amendment to Section (d)(ii) of Article EIGHTH is adopted, the only change will be that amendments to the Company's Articles of Incorporation will be able to be adopted by a majority of a quorum, which is currently one-third of the outstanding shares, rather than having to be adopted by a majority of the outstanding shares. If adopted, the amendment to Section (d)(ii) will make it easier for the holders of a controlling block of the common stock of the Company, such as ITHC, to adopt amendments to the Articles of Incorporation of the Company that could be detrimental to the other shareholders. The amendment to Section (d)(ii) of Article EIGHTH of the Articles of Incorporation will enable the Company, as a public company, to more easily obtain the vote necessary to adopt an amendment to the Company's Articles of Incorporation in the future. Except for amending the Company's Articles of Incorporation, the amendment to Section (d)(ii) of Article EIGHTH does not change the number of shares that must be voted in favor of a proposal for the proposal to be adopted.

     Under the Colorado Business Corporation Act, amendments to articles of incorporation require the approval of the holders of a majority of a quorum unless the articles of incorporation, bylaws adopted by the shareholders or the persons proposing the amendment require a greater vote. The Company's Articles of Incorporation currently require the vote of a majority of the outstanding shares of common stock of the Company to amend, repeal or adopt provisions to the Articles of Incorporation. The requirement set forth in the Company's Articles of Incorporation was in accordance with the Colorado Corporation Code which was replaced by the Colorado Business Corporation Act in 1994.

     It is proposed to amend the Company's Articles of Incorporation to permit the stockholders from time to time to amend the Articles of Incorporation by the affirmative vote of the holders of a majority of a quorum present at a meeting rather than a majority of the outstanding shares of common stock. Assuming adoption of the proposed amendment, future amendments would generally require the affirmative vote of 16.7% of the outstanding shares of common stock instead of the currently required 50.1% vote, thus reducing by 33.4% the stockholder vote required for amendments.

     The Board of Directors believes that the proposed reduction in the stockholder vote requirement for amending the Articles of Incorporation would offer the Company greater flexibility and ease in taking advantage of corporate developments which may be in the best interests of the Company and its stockholders. The reduced voting requirement could also enable the Company to effect future amendments to the Articles of Incorporation at a lower cost to the Company by reducing proxy solicitation expenses and management time requirements.

     Although the Board of Directors does not consider the amendment an anti-takeover measure, the proposed amendment could be viewed as having the effects of such a measure because the adoption of the reduced voting requirement may increase the likelihood that the Board of Directors could obtain stockholder approval for anti-takeover amendments to the Articles of Incorporation. Such amendments, if proposed and adopted, could have the effect of enabling the Company to discourage or make more difficult an attempt by another person to remove incumbent management or to acquire control of the Company in a transaction which a majority of stockholders might deem in their best interests. However, the Company's Board of Directors believes that such possibilities at this time are remote and that the advantages in making it easier and less costly in soliciting stockholder approval of actions which might be proposed by the Board of Directors outweighs any possible anti-takeover impact.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ADOPTION OF THE AMENDMENT TO SECTION (d)(ii) OF ARTICLE EIGHTH OF THE ARTICLES OF INCORPORATION OF THE COMPANY.

                              PROPOSAL NUMBER FIVE

             APPROVAL OF THE ADOPTION OF A NEW ARTICLE NINTH TO THE
                            ARTICLES OF INCORPORATION

     The Board of Directors of the Company is recommending that the Articles of Incorporation of the Company be amended to add the following Article NINTH:

     "NINTH: A director of the corporation shall not be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act, as it may be amended from time to time; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article NINTH shall not adversely affect any right or protection of a director of the corporation under this Article NINTH, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article NINTH, prior to such repeal or modification. Nothing contained herein will be construed to deprive any director of the director's right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right the director may have for contribution from any other director or other person."

     Section 7-108-402 of the Colorado Business Corporation Act permits Colorado corporations to include in their articles of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for certain breaches of the fiduciary duty of directors. This section is intended, among other things, to encourage qualified individuals to serve as directors of Colorado corporations. Article NINTH is designed to take advantage of this section of the Colorado Business Corporation Act.

     In performing their duties, directors of a Colorado corporation owe fiduciary obligations to the corporation they serve and its shareholders. These fiduciary obligations include the duty of care and the duty of loyalty. In simple terms, the duty of care requires that directors exercise the care that an ordinary prudent person would exercise under similar circumstances and the duty of loyalty prohibits faithlessness and self-dealing. The so-called business judgment rule is a specific application of this directorial standard of conduct to a situation where, after reasonable investigation, disinterested directors adopt a course of action which, in good faith, they honestly and reasonably believe will benefit the corporation.

     The business judgment rule was and is designed to protect directors of a corporation from personal liability to the corporation or its shareholders if their business decisions are subsequently challenged. This rule shields corporate decision makers and their decisions where the five elements of the rule--a business decision, disinterestedness, due care, good faith and no abuse of discretion are present. However, as a practical matter, due to the expense of defending lawsuits and the frequency in which unwarranted litigation is brought against directors and officers of corporations, and due to the inevitable uncertainties with respect to the application of the business judgment rule to a particular set of facts and circumstances, directors of a corporation must either rely upon indemnity from or insurance procured by the corporation to defend such lawsuits. Therefore, although the business judgment rule protects directors from personal liability to the corporation and its shareholders, unless such indemnity provisions and/or insurance are available, directors could find themselves faced with the extraordinary expense of defending themselves in litigation brought by a shareholder who questions a decision of a director based upon an objective after-the-fact examination of the facts and circumstances.

     The Colorado legislature has recognized that insurance and indemnity provisions are often a condition of an individual's willingness to serve as a director of a Colorado corporation. The Colorado Business Corporation Act has, for some time, specifically permitted corporations to provide indemnity and procure insurance for its directors. An existing Article of the Company's Articles of Incorporation presently provides for the indemnification of the directors of the Company. However, changes in the market for directors' liability insurance have resulted in the unavailability for directors of many corporations from obtaining any meaningful liability insurance coverage. Additionally, insurance carriers have, in many cases, increased premiums to such an extent that the cost of obtaining such insurance becomes extremely prohibitive. Moreover, current policies often exclude coverage for areas where service of qualified directors is most needed. The high cost and sometimes unavailability of meaningful directors' liability insurance is attributable to some degree to a number of factors which include, among other things, the granting of significant damage awards.

     The Company to date has not obtained insurance coverage for the Company's directors due primarily to the prohibitive cost of the insurance premiums and the limitations on the scope of coverage. The proposed addition of Article NINTH to the Articles of Incorporation is designed to assure that the Company's current directors and its future directors are protected to at least the same extent they would be if such insurance coverage were made available. Due to the fact that the Company is acting as a self-insuror with respect to director liability coverage, the Company's assets and equity are at risk if there should ever be a large damage award for which the directors of the Company would be entitled to indemnification from the Company.

     Proposed Article NINTH would protect the Company's directors against personal liability for breach of their fiduciary obligations to the Company, including their duty of care. Under Colorado law, absent the adoption of the proposed Article NINTH, directors of the Company would continue to be liable for negligent violations of their fiduciary duties. If adopted by the shareholders, proposed Article NINTH would absolve the directors of liability for negligence in the performance of their duties, including gross negligence. One of the principal effects of the adoption of the proposed Article NINTH would be that the Company's shareholders would be giving up a cause of action against a director of the Company for breach of fiduciary duty, including but not limited to a breach resulting from making grossly negligent business decisions involving takeover proposals for the Company. In effect, directors would not be required to prove that their decisions are protected by the business judgment rule. However, directors would remain liable for breaches of their duty of loyalty, for any act of omission not in good faith or which involves intentional misconduct or a knowing violation of law and for any transaction from which the directors derived an improper personal benefit or for the payment of a dividend in violation of the Colorado Business Corporation Act. Furthermore, the proposed Article NINTH would not eliminate or limit liability of directors arising in connection with causes of action brought under the federal securities laws.

     While the proposed Article NINTH provides directors of the Company with protection from damages for breaches of their duty of care, it does not eliminate the directors' duty of care. Accordingly, the proposed Article NINTH would have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. As a practical matter, however, such equitable remedies may be inadequate. Finally, the proposed Article NINTH would apply only to claims against a director arising out of his or her role as a director of the Company and would not apply, if he or she is also an officer, to his or her role as an officer or in any other capacity other than that of a director of the Company.

     There has never been any litigation involving the Company's Board of Directors or its individual members in their capacities as directors of the Company nor are such persons aware that any such litigation is threatened.

     The Board of Directors of the Company believes that the inability of the Company to provide meaningful directors' liability insurance at a reasonable cost may in the future have a damaging effect on the Company's ability to recruit and obtain highly qualified independent directors. Therefore, the Company's Board of Directors believes that the Company should take every step available, such as the adoption of Article NINTH, to assure that the Company will be able to attract the best possible directors in the future. The proposed Article NINTH is consistent with the Colorado Business Corporation Act. The primary purpose of Article NINTH and the reason it is being recommended for adoption by the shareholders is to ensure that the Company will continue to be able to attract individuals of the highest quality and ability to serve as its directors and officers. In addition, each member of the Board of Directors of the Company has a personal interest in seeing the limited liability provisions contained in the proposed Article NINTH adopted even though, as explained previously, there is a potential detriment to the Company's shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF A NEW ARTICLE NINTH OF THE ARTICLES OF INCORPORATION OF THE COMPANY AS SET FORTH ABOVE.


                               PROPOSAL NUMBER SIX

                        APPROVAL OF A REVERSE STOCK SPLIT

     The Company has 50,000,000 shares of $0.001 par value common stock authorized. As of February 25, 2000, the Company had 44,825,522 shares of common stock issued and outstanding. In addition, as described under "Change in Control of the Company" and under "Transactions with Management and Others and Certain Business Relations," the Company has agreed to issue ITHC an additional 37,298,444 shares of the Company's common stock at such time as the Company has a sufficient number of shares of common stock authorized to be able to consummate the issuance. Further, the Company currently has outstanding options to purchase 31,600,000 shares of the Company's common stock and warrants to purchase 1,500,000 shares of the Company's common stock that cannot be exercised until the Company has a sufficient number of shares of common stock authorized to enable the Company to issue shares upon the exercise of the options and warrants. The Company is also disputing the validity of another option for 800,000 shares of the Company's common stock.

     The Board of Directors is recommending that the shareholders approve a one-for-four reverse split of the Company's outstanding common stock. If approved, the Company would then have approximately 11,206,380 shares of common stock outstanding and options and warrants outstanding to purchase approximately an additional 8,775,000 shares of common stock. After the reverse split, the Company would still have 50,000,000 shares of $0.001 par value common stock authorized.

     The proposed one-for-four reverse split of the Company's outstanding common stock has been recommended by the Board of Directors to assure that an adequate supply of authorized unissued shares is available for the above needs and for such things as future stock dividends or issuances upon the exercise of options granted under the Company's proposed 2000 Incentive and Nonstatutory Stock Option Plan ("2000 Plan"). The additional authorized shares of common stock could also be used for such purposes as raising additional capital for the operations of the Company or acquiring other businesses. Except as stated herein, there are currently no plans or arrangements relating to the issuance of any of the additional shares of common stock. Such shares would be available for issuance without further action by the shareholders.

     The Company's common stock trades on the Over-The-Counter Bulletin Board. The Company's Board of Directors believes that it would be beneficial for the Company and its shareholders if the Company's common stock is listed on the Nasdaq SmallCap Market in the future.

     In order to be listed on the Nasdaq SmallCap Market, the Company will have to meet several requirements. One of these requirements is that the common stock have a minimum bid price of $4.00 per share. As of February 25, 2000, the closing price of the common stock was $2.25 per share. As a result, the Company, based on the recent bid price of the Company's common stock, would not be able to have its common stock eligible to be listed on the Nasdaq SmallCap Market without the Company effectuating a reverse split in a sufficient amount to attempt to assure that the Company's common stock would have a minimum bid price of at least $4.00 per share. The Board of Directors believes that it is in the best interest of the Company's shareholders that the Company's common stock be included on the Nasdaq SmallCap Market or another securities trading market at a strategic time in the future. Accordingly, in anticipation of the Company applying to have its common stock included on the Nasdaq SmallCap Market in the future, the Board of Directors has requested that the shareholders of the Company approve the one-for-four reverse split of the Company's outstanding common stock. Any fractional shares resulting from any reverse stock split will be rounded up to the next whole share.

     The Board of Directors further believes that the relatively low per-share market price of the common stock may impair the acceptability of the common stock to certain institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community. In practice this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. On the other hand, certain other investors may be attracted to low-priced sock because of the greater trading volatility associated with such securities.

     The reverse stock split will result in each shareholder of record, as of the specific record date to be determined by the Board of Directors, owning a proportionately smaller number of shares with the end result being that each shareholder maintains the proportionate number of shares of the Company's common stock that each shareholder owned prior to such reverse stock split. For example, if a shareholder owned 1,000,000 shares of the 44,825,522 shares outstanding on a record date determined by the Board of Directors, then subsequent to the reverse stock split, such shareholder would own 250,000 shares of the 11,206,380 shares outstanding. The shareholder would maintain the same percentage ownership interest in the outstanding common stock both prior to and subsequent to the reverse stock split. The reverse stock split would not, by itself, result in any taxable distributions or any dilution to the shareholders.

     As mentioned above, the closing price of the Company's common stock on February 25, 2000, was $2.25 per share. Assuming the reverse split had occurred as of February 25, 2000, theoretically the closing price that day would have been $9.00 per share. The aforementioned is for illustration purposes only. There are no assurances that the Company's common stock would trade after a reverse split at a price directly proportional to the price that the common stock traded at prior to the reverse split. In most cases, the public trading price of a security after a reverse split will be less than a price that is proportional to the price before the reverse split.

     The Board of Directors believes that the reverse stock split is advisable and in the best interests of the Company and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ONE-FOR-FOUR REVERSE SPLIT.

                              PROPOSAL NUMBER SEVEN

          APPROVAL OF 2000 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

Summary

     The Company's Board of Directors is recommending the adoption of the 2000 Incentive and Nonstatutory Stock Option Plan (the "2000 Plan"). A copy of the 2000 Plan is attached to this Proxy Statement as Exhibit B. The following is a brief summary of the 2000 Plan, which is qualified in its entirety by reference to Exhibit B.

     Options granted under the 2000 Plan may be either nonstatutory stock options ("Nonstatutory Options") or incentive stock options ("Incentive Options"). The purpose of the 2000 Plan is to advance the interests of the Company, its shareholders and its subsidiaries by encouraging and enabling selected officers, directors, employees and consultants of the Company, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options.

Amount of Common Stock Subject to Options Under the 2000 Plan

     The 2000 Plan provides for the grant of stock options covering an aggregate of 1,250,000 post-split shares of common stock. The aggregate 1,250,000 shares of common stock is subject to equitable adjustments for any stock dividends, stock splits, reverse stock splits, combinations, recapitalizations, reclassifications or any other similar changes which may be required in order to prevent dilution. Any option which is not exercised prior to expiration or which otherwise terminates will thereafter be available for further grant under the 2000 Plan.

Administration of the 2000 Plan

     The 2000 Plan may be administered by the Board of Directors or by a committee appointed by the Board of Directors consisting of not fewer than two non-employee members of the Board of Directors (the "Committee"). Subject to the conditions set forth in the 2000 Plan, the Board of Directors or the Committee has full and final authority to determine the number of shares represented by each option, the individuals to whom and the time or times at which options will be granted and be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary. The 2000 Plan is intended to be flexible and a significant amount of discretion is vested in the Board of Directors or the Committee with respect to all aspects of the options to be granted under the 2000 Plan.

Participants

     Nonstatutory Options may be granted under the 2000 Plan to any person who is or who agrees to become an officer, director, employee or consultant of the Company or any of its subsidiaries. Incentive Options may be granted only to persons who are employees of the Company or any of its subsidiaries. As of February 25, 2000, the Company and its subsidiaries had approximately 14 employees. The participants will not be required to pay any sums for the granting of options, but may be required to pay the Company for extending the options. No Options have been granted under the 2000 Plan.

Exercise Price

     The exercise price of each Nonstatutory Option granted under the 2000 Plan will be determined by the Board of Directors or the Committee. The exercise price of each Incentive Option granted under the 2000 Plan will be determined by the Board of Directors or the Committee and will in no event be less than 100% (110% in the case of a person who owns directly or indirectly more than 10% of the common stock) of the fair market value of the shares of common stock on the date of grant. The payment of the exercise price of an option may be made in cash or shares of common stock, as more fully described under "Exercise of Options". Fair market value will be determined by the Board of Directors or the Committee in accordance with the 2000 Plan and such determination will be binding upon the Company and upon the holder. The closing price of the common stock on February 25, 2000 was $2.25 per share.

Terms of Options

     Options may be granted for a term of up to 10 years (five years in the case of Incentive Options granted to a person who owns directly or indirectly more than 10% of the Company's outstanding common stock), which may extend beyond the term of the 2000 Plan.

Exercise of Options

     The terms governing the exercise of options granted under the 2000 Plan will be determined by the Board of Directors or the Committee, which may limit the number of options exercisable in any period. Payment of the exercise price upon exercise of an option may be made in any combination of cash and shares of common stock, including the automatic application of shares of common stock received upon exercise of an option to satisfy the exercise price of additional options (unless the Board of Directors or the Committee provides otherwise). Where payment is made in common stock, such common stock will be valued for such purpose at the fair market value of such shares on the date of exercise.

Nontransferability

     Incentive Options granted under the 2000 Plan are not transferable or assignable, other than by will or the laws of descent and distribution and, during the lifetime of the holder, options are exercisable only by the holder. Nonstatutory Options do not have to contain restrictions on transferability.

Termination of Relationship

     Except as the Board of Directors or the Committee may expressly determine otherwise, if the holder of an Incentive Option ceases to be employed by or to have another qualifying relationship (such as that of director) with the Company or any of its subsidiaries other than by reason of the holder's death or permanent disability, all Incentive Options granted to such holder under the 2000 Plan will terminate immediately, except for Incentive Options which were exercisable on the date of such termination of relationship which Incentive Options will terminate three months after the date of such termination of relationship, unless such Incentive Options specify by their terms an earlier expiration or termination date. In the event of the death or permanent disability of the holder of an Incentive Option, options may be exercised to the extent that the holder might have exercised the options on the date of death or permanent disability for a period of up to 12 months following the date of death or permanent disability, unless by their terms the options expire before the end of such 12 month period.

Amendment and Termination of the 2000 Plan

     The Board of Directors may at any time and from time to time amend or terminate the 2000 Plan, but may not, without the approval of the shareholders of the Company representing a majority of the voting power present at a shareholder's meeting or represented and entitled to vote thereon, or by unanimous written consent of the shareholders, (i) increase the maximum number of shares of common stock subject to options which may be granted under the 2000 Plan, other than in connection with an equitable adjustment, (ii) change the class of employees eligible for Incentive Options, or (iii) make any material amendment under the 2000 Plan that must be approved by the Company's shareholders for the Board of Directors to be able to grant Incentive Options under the 2000 Plan. No amendment or termination of the 2000 Plan by the Board may alter or impair any of the rights under any option granted under the 2000 Plan without the holder's written consent.

Effective Date and Term of the 2000 Plan

     Options may be granted under the 2000 Plan during its 10 year term, which will commence on April __, 2000.

Certain Federal Income Tax Consequences

     Incentive Options. The Company believes that with respect to Incentive Options granted under the 2000 Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an option is granted or at the time it is exercised. If the optionee makes no disposition of the shares so received within two years from the date the Incentive Options was granted and one year from the receipt of the shares pursuant to the exercise of the Incentive Option, the optionee will generally recognize long term capital gain or loss upon the disposition of the shares of common stock issued upon exercise of the Incentive Option.

     If the optionee disposes of shares of common stock acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the shares of common stock on the date the option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the shares of common stock on the date of exercise generally will be treated as long term or short term capital gain, depending on the holding period of the shares. A disqualifying disposition will include the use of shares of common stock acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another option prior to the satisfaction of the applicable holding period.

     The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

     Nonstatutory Options. The Company believes that the grant of a Nonstatutory Option under the 2000 Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction for federal income tax purposes (assuming that such compensation is reasonable), in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. Gain or loss on the subsequent sale of shares of common stock received on exercise of a Nonstatutory Option generally will be long term or short term capital gain or loss, depending on the holding period of the shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 2000 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     On March 17, 2000, the Company engaged Ehrhardt Keefe Steiner & Hottman
PC as the Company's principal independent accountants in place of Daniel Jankowski. On March 17, 2000, the Company dismissed Daniel Jankowski. The reports of Daniel Jankowski on the Company's financial statements for the two fiscal years ended June 30, 1999, contain no adverse opinion or disclaimer of opinion, nor were such reports modified as to uncertainty, audit scope or accounting principles. There were no disagreements during the Company's two fiscal years ended June 30, 1999, or any interim period subsequent thereto between the Company and Daniel Jankowski on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Daniel Jankowski, would have caused Daniel Jankowski to make reference in its reports to the subject matter of such disagreements. The decision to change accountants was approved by the Company's Board of Directors.

     Representatives of Ehrhardt Keefe Steiner & Hottman PC are expected to be present at the Meeting, have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. Daniel Jankowski is not expected to be present at the Meeting.


                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company within a reasonable time prior to the mailing of the proxy statement for such Meeting but no later than December __, 2000.

     Proxies that confer discretionary authority will not be able to be voted on shareholder proposals which shareholders do not request be included in the Company's proxy statement to be used in connection with the Company's next Annual Meeting of Shareholders if by February __, 2001, the shareholder provides the Company with advance written notice of such proposal. Therefore, if a shareholder fails to so notify the Company of such a shareholder proposal by February __, 2001, proxies that confer discretionary authority will be able to be voted when the proposal is presented at the next Annual Meeting of Shareholders.


                         1999 ANNUAL REPORT ON FORM 10-K

     The Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, that was filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, upon written request to Darrell H. Hughes, 7001 Seaview Avenue N.W., Suite 210, Seattle, Washington 98117. Each such request must set forth a good faith representation that, as of February 25, 2000, the person making the request was a beneficial owner of the Company's common stock. The exhibits to the Annual Report on Form 10-K may be obtained by any shareholder upon written request to Mr. Hughes. Each person making any such request will be required to pay a fee of $0.25 per page to cover the Company's expenses in furnishing such exhibits.


                             SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary to obtain a quorum, officers and regular employees of the Company may make solicitations of proxies by telephone or electronic facsimile or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their charges and expenses in this connection.


                                 OTHER BUSINESS

     The Company's Board of Directors does not know of any matters to be presented at the Meeting other than the matters set forth herein. If any other business should come before the Meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               DAVID L. JACKSON, SECRETARY

Seattle, Washington
April __, 2000

                                    EXHIBIT A


      INDEX TO SILVERTHORNE PRODUCTION COMPANY AUDITED FINANCIAL STATEMENTS


PAGE

Independent Auditor's Report ...................................... F-1

Financial Statements
  Balance Sheet ................................................... F-2
  Statement of Operations ......................................... F-3
  Statement of Cash Flow .......................................... F-4
  Statement of Stockholders' Equity ............................... F-5
  Notes to Financial Statements ................................... F-6

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders and Board of Directors,
SILVERTHORNE PRODUCTION COMPANY


I have audited the accompanying balance sheet of SILVERTHORNE PRODUCTION COMPANY ( a Colorado Corporation) as of June 30, 1999 and 1998 and the related statements of operations, stockholders, equity and cash flows for each of the two years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SILVERTHORNE PRODUCTION COMPANY as of June 30, 1999 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.




/s/ Daniel Jankowski
Daniel Jankowski, CPA, CNA, MCSE
August 17, 1999

SILVERTHORNE PRODUCTION COMPANY
(A Developmental Stage Company)
COMPARATIVE BALANCE SHEET
For fiscal years ended June 30, 1999 and 1998


                                                           Year ended     Year ended
                                                            June 30,       June 30,
                                               Notes          1999           1998
                                                            ---------      ---------
ASSETS

CURRENT ASSETS:
  Cash .................................                    $       0      $       0
                                                            ---------      ---------
     TOTAL ASSETS: .....................                    $       0      $       0
                                                            =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable .....................             2          2,234          7,018
                                                            ---------      ---------
     TOTAL CURRENT LIABILITIES: ........                        2,234          7,018
                                                            ---------      ---------

SHAREHOLDERS' EQUITY
  Common Stock, par value $.001 per
   share; authorized 50,000,000
   shares; of which 15,757,047
   shares are issued and outstanding ...                       15,757         15,757
  Capital paid in excess of par ........                      748,230        748,230

RETAINED EARNINGS DEFICIT:
  From regular operations ..............                     (617,286)      (617,286)
  Accumulated during developmental
   stage ...............................             5       (148,935)      (153,719)
                                                            ---------      ---------

TOTAL SHAREHOLDERS' EQUITY (DEFICIT) ...                    $  (2,234)     $  (7,018)
                                                            ---------      ---------

     TOTAL LIABILITIES AND SHAREHOLDERS'
      EQUITY ...........................                    $       0      $       0
                                                            =========      =========



   The accompanying notes are an integral part of these financial statements.

SILVERTHORNE PRODUCTION COMPANY
(A Developmental Stage Company)
STATEMENT OF OPERATIONS
For fiscal years ended June 30, 1999 and 1998




                                  Notes             Year ended      Year ended
                                                     June 30,        June 30,
                                                       1999            1998
                                                   -----------      ------------

MISCELLANEOUS REVENUE:
  Reversal of accounts payable                     $     3,212     $         0
  Net earnest money deposit ..                          12,807               0
                                                   -----------      ------------
                                                   $    16,019      $        0
                                                   -----------      ------------

EXPENSES:

  Administrative expenses: ...                           3,929           7,236
  Interest ...................                               0           6,906
  Legal Fees .................        3                  6,806          69,800
  Auditing Fees ..............                             500           1,560
  Consulting .................                               0           8,500
                                                   -----------      ------------
     Total Expenses ..........                     $    11,235      $   94,002
                                                   -----------      ------------


NET INCOME (LOSS) ............                     $     4,784      $  (94,002)
                                                   ===========      ============

EARNINGS PER SHARE:
  Net income from operations .        4                 0.0004          0.0098

Weighted average common
 shares outstanding ..........                      15,757,047       9,631,047
                                                   ===========      ============



   The accompanying notes are an integral part of these financial statements.

SILVERTHORNE PRODUCTION COMPANY
(A Developmental Stage Company)
STATEMENT OF CASH FLOW
For fiscal years ended June 30, 1999 and 1998


                                                      Year          Year
                                                     Ended         Ended
                                                    June 30,       June 30,
                                                      1999          1998
                                                    --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) ..........................     $  4,784      $(94,002)
   Increase (decrease) in accounts payable ....       (4,784)            0
                                                    --------      --------
 Net cash flows from operation ................     $      0      $(94,002)
                                                    --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Debt converted to common stock ..............            0        93,976
                                                    --------      --------

CASH FLOWS FOR INVESTMENT ACTIVITIES:
                                                           0             0
                                                    --------      --------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENT ..............................            0           (26)
  Cash or bank overdraft at beginning of period            0            26
                                                    --------      --------
                                                    $      0      $      0
                                                    ========      ========




   The accompanying notes are an integral part of these financial statements.

SILVERTHORNE PRODUCTION COMPANY
(A Developmental Stage Company) STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) For fiscal years ended June 30, 1999 and 1998





                                                                           Total
                          Common Stock        Additional                 Shareholders'
                    -----------------------    Paid-in    Accumulated     Equity
                      Shares       Amount      Capital     Deficit       (Deficit)
                    -----------   ---------   ---------   ------------   ------------
BALANCE
 June 30, 1998 ..   #15,757,047   $  15,757   $ 748,230   $(771,005)     $  (7,018)

NET INCOME (LOSS)
 from fiscal year
 ended June 30,
 1999                                                         4,784          4,784
                    -----------   ---------   ---------   ---------      ---------

BALANCE
 June 30, 1999 ..   #15,757,047   $  15,757   $ 748,230   $(766,221)     $  (2,234)
                    ===========   =========   =========   =========      =========





























   The accompanying notes are an integral part of these financial statements.

SILVERTHORNE PRODUCTION COMPANY
(A Developmental Stage Company)
NOTES TO FINANCIAL STATEMENTS For fiscal years ended June 30, 1999 and 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

     ORGANIZATION: Company was incorporated in May 1983 in the State of Colorado, to engage in the cellular radio and communications business; and to "engage in any other lawful activity permitted." In June 1988, Company changed its name to Silverthorne Production Company and commenced operations in the oil an gas industry. During 1993-96, Company attempted to locate acquisition prospects and negotiate acquisition or exchange of assets, including activity in the fuel industry. Company's pursuit of business opportunities through acquisition by stock exchange or merger did not materialized during year ended June 30, 1999.

     BASIS OF FINANCIAL STATEMENT PRESENTATION: Company is a development stage company. Company has no operations and is critically short of cash. Its ability to continue development stage activities is in question, except for the efforts of the current officers/directors.

NOTE 2 -ACCOUNTS PAYABLE:

     Company's accounts payable include obligations to Company's legal counsel on Securities and Exchange (SEC) matters, the registered agent and depository trust company.

NOTE 3 - RELATED PARTY TRANSACTIONS:

     Company officers from time to time obtained funds from shareholders to pay for expenses, including this audit, as well as pursuit of Company business opportunities.

NOTE 4 - EARNINGS PER SHARE:

     Earnings per share is calculated by dividing the net income (loss) from operations, by total weighted shares outstanding at June 30, 1999.

NOTE 5 - INCOME TAXES:

     In the cellular radio communications business, Company accumulated a loss carry forward of about $243,000. Company's loss carry forward from the oil and gas industry increased by approximately $376,000. From 1989 through June 30, 1997, development stage activities in pursuit of acquisition and merger opportunities, Company accumulated an additional loss carry forward of approximately $148,000. Therefore the total loss carry forward is approximately $762,000 through June 30, 1999. Company may not be able to utilize part of these loss carry forwards, depending on the nature of future operations. Company has prepared and is filing its federal income tax returns for the year ended June 30, 1999, contemporaneously with publication of this audited report.

NOTE 6 - CHANGE IN CONTROL OF THE COMPANY:

     A proposed merger/acquisition by Company with certain third-parties was negotiated subject to final approval, but was terminated before closing, therefore, the proposed change in control did not formally occur and returned to status quo following termination of the proposed transaction.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SILVERTHORNE PRODUCTION COMPANY FINANCIAL STATEMENTS.

     During the fiscal year ended June 30, 1999 and since 1989, the Company has engaged in no significant operations other than the search for, and identification and evaluation of, possible acquisition candidates. No revenues were received by the Company during the fiscal year, except for a deposit on the Pricenet.com transaction which was terminated. The Company experienced a net income of $4,784 during the fiscal year ended June 30, 1999, since the deposit received from the Pricenet.com transaction exceeded the expenses for that transaction in addition to the remaining legal and administrative fees for the year.

     The Company anticipates that until a business combination is completed with an acquisition candidate, it will not generate revenues, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

     As of June 30, 1999, the Company had no material commitments for capital expenditures.

     INDEX TO SILVERTHORNE PRODUCTION COMPANY UNAUDITED FINANCIAL STATEMENTS



Unaudited Consolidated Statements of Operations..................Page 1



Unaudited Consolidated Balance Sheets............................Page 3



Unaudited Consolidated Statements of Cash Flows..................Page 4



Notes to Unaudited Consolidated Financial Statements.............Page 5



Management's Discussion and Analysis or Plan of Operation........Page 8

                         SILVERTHORNE PRODUCTION COMPANY

                 Unaudited Consolidated Statements of Operations


                                                   Three Months Ended
                                                       December 31,
                                              ------------------------------
                                                  1998               1999
                                              ------------      ------------


Revenue
  Prepaid cards and pins ................     $       --        $    318,705
  Commissions ...........................             --             490,074
  Other .................................             --               2,370
  Allowances ............................             --             (12,402)
                                              ------------      ------------
   Total revenue ........................             --             798,747
                                              ------------      ------------

Operating expenses
  Prepaid cards and pins ................             --             236,954
  Commissions ...........................             --             396,570
  Sales, general and administrative .....             --             561,108
                                              ------------      ------------
   Total operating expenses .............             --           1,194,632
                                              ------------      ------------

Loss from operations ....................             --            (395,885)

Other income (expense)
  Other income ..........................             --              16,727
  Interest expense ......................          (16,953)          (32,700)
                                              ------------      ------------

Loss before income taxes ................          (16,953)         (411,858)

Income taxes ............................            4,132              --
                                              ------------      ------------

Net loss ................................     $    (12,821)     $   (411,858)
                                              ============      ============

Loss per common share - basic and diluted     $       --        $       (.01)
                                              ============      ============

Weighted average number of common shares
 outstanding - basic and diluted ........            2,000        32,500,000
                                              ============      ============

            See notes to unaudited consolidated financial statements.

                         SILVERTHORNE PRODUCTION COMPANY

                 Unaudited Consolidated Statements of Operations


                                                       Six Months Ended
                                                         December 31,
                                                ------------------------------
                                                    1998               1999
                                                ------------      ------------


Revenue
  Prepaid cards and pins ..................     $       --        $    763,795
  Commissions .............................             --             935,207
  Other ...................................             --               2,370
  Allowances ..............................             --             (17,781)
                                                ------------      ------------
   Total revenue ..........................             --           1,683,591
                                                ------------      ------------

Operating expenses
  Prepaid cards and pins ..................             --             539,591
  Commissions .............................             --             741,613
  Stock options granted for services to non             --           5,836,724
employees
  Sales, general and administrative .......             --           1,063,656
                                                ------------      ------------
   Total operating expenses ...............             --           8,181,584
                                                ------------      ------------

Loss from operations ......................             --          (6,497,993)

Other income (expense)
  Other income ............................             --              16,727
                                                                        16,727
  Interest expense ........................          (33,906)          (68,250)
                                                ------------      ------------

Loss before income taxes ..................          (33,906)       (6,549,516)

Income taxes ..............................            8,264              --
                                                ------------      ------------

Net loss ..................................     $    (25,642)     $ (6,549,516)
                                                ============      ============

Loss per common share - basic and diluted .     $       --        $       (.23)
                                                ============      ============

Weighted average number of common shares
 outstanding - basic and diluted ..........            2,000        28,314,262
                                                ============      ============



           See notes to unaudited consolidated financial statements.

                        SILVERTHORNE PRODUCTION COMPANY

                      Unaudited Consolidated Balance Sheets


                                                                       June 30,       December 31,
                                                                         1999            1999
                                                                    ------------      ------------

                                     Assets
Current assets
  Cash ........................................................     $       --        $  2,765,570
  Accounts receivable .........................................             --             539,316
  Inventory ...................................................             --              35,665
  Other current assets ........................................             --             153,348
                                                                    ------------      ------------
   Total current assets .......................................             --           3,493,899
                                                                    ------------      ------------

Property and equipment ........................................             --             225,500
                                                                    ------------      ------------

Other assets
  Intangibles and other assets ................................        1,316,551         1,535,627
                                                                    ------------      ------------
   Total other assets .........................................        1,316,551         1,535,627
                                                                    ------------      ------------

Total assets ..................................................     $  1,316,551      $  5,255,026
                                                                    ============      ============

                 Liabilities and Stockholders' (Deficit) Equity

Current liabilities
  Interest payable ............................................     $     67,814      $    136,064
  Current portion of long-term debt ...........................          700,000           395,000
  Accounts payable ............................................             --              94,095
  Deferred revenue ............................................             --              95,486
  Commissions payable .........................................             --             242,968
  Payroll taxes payable .......................................             --              76,657
  Income taxes payable ........................................             --              13,770
                                                                    ------------      ------------
   Total current liabilities ..................................          767,814         1,054,040

Long-term debt ................................................          600,000              --
                                                                    ------------      ------------
   Total liabilities ..........................................        1,367,814         1,054,040

Stockholders' (deficit) equity Common stock,
 $.01 (June) and $.001 (December) par value,
 10,000 shares authorized; 2,000 shares issued
 and outstanding at June 30, 1999 and 50,000,000
 shares authorized; 32,500,000 issued and
 outstanding and 49,808,966 to be issued at
 December 31, 1999 ............................................               20            82,308
  Additional paid in capital ..................................             --          10,909,477
  Accumulated deficit .........................................          (51,283)       (6,790,799)
                                                                    ------------      ------------
   Total stockholders' (deficit) equity .......................          (51,263)        4,200,986
                                                                    ------------      ------------

Total liabilities and stockholders' (deficit)
 equity .......................................................     $  1,316,551      $  5,255,026
                                                                    ============      ============


           See notes to unaudited consolidated financial statements.

                        SILVERTHORNE PRODUCTION COMPANY

                 Unaudited Consolidated Statements of Cash Flows


                                                          Six Months Ended
                                                            December 31,
                                                    ----------------------------
                                                        1998              1999
                                                    -----------      -----------

Cash flows from operating activities
  Net loss ....................................     $   (25,642)     $(6,549,516)
                                                    -----------      -----------
  Adjustments to reconcile net loss to net cash
  provided by operating activities
   Depreciation and amortization ..............            --             17,563
   Stock options granted for services to non
    employees .................................            --          5,836,724
   Changes in assets and liabilities
    Receivables ...............................            --           (259,809)
    Inventory .................................            --            (10,589)
    Other current assets ......................            --           (152,596)
    Intangible assets .........................          (8,264)          (9,076)
    Interest payable ..........................          33,906           68,250
    Accounts payable ..........................            --             90,837
    Deferred revenue ..........................            --             23,723
    Commissions payable .......................            --             58,700
    Payroll taxes payable .....................            --             26,254
                                                    -----------      -----------
                                                         25,642        5,689,981
      Net cash used in operations .............            --           (859,535)
                                                    -----------      -----------

Cash flows from investing activities
  Capital expenditures ........................            --           (158,363)
  Cash acquired in acquisition ................            --             21,248
                                                    -----------      -----------
      Net cash used in investing activities ...            --           (137,115)
                                                    -----------      -----------

Cash flows from financing activities
  Payment for stock ...........................            --           (190,000)
  Proceeds from subscriptions received ........            --          5,157,220
  Payments on notes payable ...................            --         (1,205,000)
                                                    -----------      -----------
      Net cash provided by financing activities            --          3,762,220
                                                    -----------      -----------

Net increase in cash ..........................            --          2,765,570

Cash and cash equivalents-beginning of period .            --               --
                                                    -----------      -----------

Cash and cash equivalent-end of period ........     $      --        $ 2,765,570
                                                    ===========      ===========


Non-cash investing and financing activities:

     There were certain non-cash transactions associated with the acquisition of Cognigen Corporation and the reverse acquisition of Silverthorne Production Company by Inter-American Telecommunications Holdings Corporation (ITHC).


           See notes to unaudited consolidated financial statements.

                         SILVERTHORNE PRODUCTION COMPANY

              Notes to Unaudited Consolidated Financial Statements




1) In the opinion of management, all adjustments, consisting only of normal recurring adjustments, have been made to (a) the results of consolidated operations for the three and six month periods ended December 31, 1999 and 1998, respectively, (b) the consolidated balance sheet at December 31, 1999 and 1998 and (c) the consolidated statements of cash flows for the six month periods ended December 31, 1999 and 1998, respectively, in order to make the financial statements not misleading.

2) The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for financial statements. For further information, refer to the audited consolidated financial statements and notes thereto for the year ended June 30, 1999, included in Silverthorne Production Company's ("Company") Annual Report on Form 10-KSB filed with the Securities and Exchange Commission and the audited financial statements of Inter-American Telecommunications Holding Corporation (ITHC) and Cognigen Corporation (Cognigen) for the year ended June 30, 1999 included in the Company's Form 8-K/A filed with the Securities and Exchange Commission on March 8, 2000.

3) These unaudited consolidated financial statements include the accounts of Inter-American Telecommunications Corporation, ITHC, Cognigen and the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

4) The Company was incorporated in May 1983 in the State of Colorado to engage in the cellular radio and communications business and to engage in any other lawful activity permitted under Colorado law. In June 1988, the Company changed its name to Silverthorne Production Company and commenced operations in the oil and gas industry. These operations were discontinued in 1989. Since 1989, the Company has attempted to locate acquisition prospects and negotiate an acquisition. The Company's pursuit of an acquisition did not materialize until August 20, 1999.

5) On August 20, 1999, the Company completed the acquisition of all of the net assets of ITHC in exchange for up to 49,041,397 shares of the Company's common stock. For financial statement purposes, this business combination was accounted for as an additional capitalization of ITHC (a reverse acquisition in which ITHC was the accounting acquirer). ITHC is considered the surviving entity and the historical financial statements prior to the acquisition are those of ITHC. The Company's net book value prior to the transaction was $0. The issuance of the stock must be completed in two closings due to the limited amount of authorized stock available for issuance under its articles of incorporation. The first closing resulted in the issuance of 11,742,953 shares while the remaining 37,298,444 shares will be issued after a shareholder vote to increase the authorized number of shares or after a reverse stock split is effected. The Company issued 5,000,000 shares of the Company's common stock as finders' fees in connection with the transaction.

                         SILVERTHORNE PRODUCTION COMPANY

              Notes to Unaudited Consolidated Financial Statements



   The Company will be the legal survivor and plans to change its name to Cognigen Networks, Inc.

   Additionally, ITHC purchased 12,602,431 shares of the Company's common stock for a price of $190,000 from certain existing shareholders of the Company. This was recorded as a charge to equity in the amount of $190,000.

6) Company officers from time to time obtained funds from shareholders to pay for expenses and to pursue Company business opportunities.

7) During the three months ended December 31, 1999, the Company advanced $435,000 to a company it had entered into a letter-of-intent to acquire. The letter-of-intent expired on February 29, 2000.

8) On July 1, 1999, ITHC entered into an agreement with Cognigen Corporation (Cognigen) to purchase all of Cognigen's net assets. The purchase price included 5,500 shares of ITHC common stock ($.01 par value), a $300,000 note payable due October 1, 1999, a four year employment contract for the founder of Cognigen with an annual base salary of $175,000, and a commitment to provide future working capital of $600,000 over a three year period to cover business expansion. The transaction was accounted for as a purchase. ITHC acquired net assets of $86,230 and recorded goodwill of $213,770. The goodwill will be amortized over a life of 20 years.

   ITHC had various working capital funding commitments in the amount of $850,000 with related parties entered into in connection with acquisitions of various customer lists.

9) During the six months ended December 31, 1999, the Company received subscriptions for 12,510,522 shares of the Company's common stock at prices of $0.38 per share (11,583,722 shares) and $1.60 per share (926,800 shares) from various persons. The subscriptions and cash were received prior to December 31, 1999, however, the stock was not issued until after December 31, 1999. The Company agreed to pay a fee of 12% of the total proceeds received from the sale of the common stock to a distributor and issue warrants to purchase up to a maximum of 1,500,000 shares of the Company's common stock to various persons in connection with the sales. As of December 31, 1999, the Company had paid $727,474 towards the total fee due and other expenses associated with the offering.

                         SILVERTHORNE PRODUCTION COMPANY

              Notes to Unaudited Consolidated Financial Statements



10) In August 1999, the Company issued 31,600,000 options entitling the holders to purchase the Company's common stock at $0.46 per share. The options vest immediately and expire five years from the date issued. The options cannot be exercised until the Company amends it articles of incorporation or effects a reverse split of its common stock so that it has sufficient shares available for issuance upon the exercise of these options. 25,200,000 of these options were issued to non employees while the remaining options were issued to employees and directors. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock options issued to employees and directors. $5,836,724 of compensation expense was recorded in connection with the options granted to non employees.

                         SILVERTHORNE PRODUCTION COMPANY

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


Forward-Looking Statements

Certain of the information discussed in this quarterly report, and in particular in this section entitled "Management's Discussion and Analysis or Plan of Operation," contains forward-looking statements that involve risks and uncertainties that might adversely affect the operating results of Silverthorne Production Company ("Company") in the future in a material way. Such risks and uncertainties include, without limitation, rate changes, fee policy or application changes and competition. Many of these risks are beyond the control of the Company.

Overview

Inter-American Telecommunications Holding Corporation (ITHC) was incorporated on July 24, 1998 in Delaware. Since its inception, ITHC has directed its efforts toward the acquisition of assets that would allow it to be engaged in direct and multilevel agency marketing and sale of long distance service and products as well as the switching and transport of voice, fax and data telephone and internet traffic and related services. On July 1, 1999, ITHC acquired the net assets of Cognigen Corporation (Cognigen) in exchange for 5,500 shares of its common stock and a note payable of $300,000. Cognigen was actively marketing long distance telephone services over the internet.

The Company was incorporated on May 6, 1983, in Colorado. On August 20, 1999, the Company completed the acquisition of all of the net assets of ITHC in exchange for up to 49,041,397 shares of the Company's common stock. For financial statement purposes, this business combination was accounted for as an additional capitalization of ITHC (a reverse acquisition in which ITHC was the accounting acquirer). For accounting purposes, ITHC is considered the surviving entity and the historical financial statements prior to the acquisition are those of ITHC. The Company's net book value prior to the transaction was $0.

                         SILVERTHORNE PRODUCTION COMPANY

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


Results of Operations

ITHC was a developmental stage company since its inception on July 24, 1998 through June 30, 1999. During this stage, ITHC generated no revenues and incurred only minimal operational costs. ITHC focused its efforts on the pursuit of the acquisition of business opportunities. On July 1, 1999, ITHC completed the acquisition of all the net assets of Cognigen in a transaction accounted for as a purchase. Additionally, in a transaction accounted for as a reverse acquisition, ITHC acquired control of the Company, a non-operating public shell corporation. Therefore, the results of operations for the three and six months ended December 31, 1999 are comprised entirely of the operations generated from the net assets purchased from Cognigen on July 1, 1999. As no operations existed for ITHC for the three and six month periods ended December 31, 1998, no meaningful comparisons can be made.

For purposes of this Management's Discussion and Analysis or Plan of Operation, the Company believes that the unaudited results of operations for Cognigen for the three and six months ended December 31, 1998 shown below provide a more meaningful basis for analysis. Therefore, all comparisons and analysis included in this Management's Discussion and Analysis or Plan of Operation will be based upon these unaudited results of operations for Cognigen for the three and six months ended December 31, 1998.

                  Unaudited Results of Operations for Cognigen

                                                     Three           Six
                                                 Months Ended    Months Ended
                                                  December 31,   December 31,
                                                      1998          1998
                                                   ---------     ---------
Revenue
   Prepaid cards and pins ....................     $ 207,625     $ 430,387
   Commissions ...............................        82,751       157,111
                                                   ---------     ---------
      Total revenue ..........................       290,376       587,498

Operating expenses
   Prepaid cards and pins ....................       132,225       256,124
   Commissions ...............................        52,434       116,033
   Sales, general and administrative .........        75,812       220,789
                                                   ---------     ---------
      Total operating expenses ...............       260,471       592,946
                                                   ---------     ---------

Income (loss) from operations and before taxes        29,905        (5,448)

Income taxes .................................          --            --
                                                   ---------     ---------

Net income (loss) ............................     $  29,905     $  (5,448)
                                                   =========     =========

                         SILVERTHORNE PRODUCTION COMPANY

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION



Three Months Ended December 31, 1999 Compared to Three Months Ended December 31, 1998

Total revenue for the three months ended December 31, 1999 was $798,747 compared to $290,376 for the three months ended December 31, 1998. Total revenue for the 1999 period consisted of $318,705 related to prepaid cards and pins and $490,074 related to commissions. Total revenue for the comparable period in 1998 consisted of $207,625 related to prepaid cards and pins and $82,751 related to commissions. The $111,080, or 54%, increase in prepaid cards and pins is due to a larger internet presence and more agents making sales. The $407,323, or 492%, increase in commissions is due to a larger number of agents making sales.

Operating costs related to prepaid cards and pins for the three months ended December 31, 1999 increased $104,729, or 79%, to $236,954 from $132,225 during the three months ended December 31, 1998. Operating costs related to commissions for the three months ended December 31, 1999 increased $344,136, or 656%, to $396,570 from $52,434 during the three months ended December 31, 1998. The cost increases are directly related to the increased revenue.

General and administrative operating expenses increased $485,296, or 640%, to $561,108 during the three months ended December 31, 1999 from $75,812 during the three months ended December 31, 1998. This increase is primarily due to the addition of staff and associated costs.

The Company incurred a loss from operations of $395,885 for the three months ended December 31, 1999 compared with operating income of $29,905 for the three months ended December 31, 1998. The primary decrease in operating income during the current period is mostly related to the increased staff costs.

Net interest expense for the three months ended December 31, 1999 of $32,700 compares to net interest expense during the same three months ended December 31, 1998 of $0. The reason for this increase is due to increased borrowings during the three months ended December 31, 1999. After interest expense, the net loss for the three months ended December 31, 1999 was $411,858, or $(.01) per share, compared to net income of $29,905 for the three months ended December 31, 1998.

Six Months  Ended  December 31, 1999  Compared to Six Months Ended  December 31,
1998

Total revenue for the six months ended December 31, 1999 was $1,683,591 compared to $587,498 for the six months ended December 31, 1998. Total revenue for the 1999 period consisted of $763,795 related to prepaid cards and pins and $935,207 related to commissions. Total revenue for the comparable period in 1998 consisted of $430,387 related to prepaid cards and pins and $157,111 related to commissions. The $333,408, or 77%, increase in prepaid cards and pins is due to a larger internet presence and more agents making sales. The $778,096, or 495%, increase in commissions is due to a larger number of agents making sales.

                         SILVERTHORNE PRODUCTION COMPANY

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION



Operating costs related to prepaid cards and pins for the six months ended December 31, 1999 increased $283,467, or 111%, to $539,591 from $256,124 during the six months ended December 31, 1998. Operating costs related to commissions for the six months ended December 31, 1999 increased $625,580, or 539%, to $741,613 from $116,033 during the six months ended December 31, 1998. The cost increases are directly related to the increased revenue.

General and administrative operating expenses increased $842,867, or 382%, to $1,063,656 during the six months ended December 31, 1999 from $220,789 during the six months ended December 31, 1998. This increase is primarily due to the addition of staff and associated costs.

The Company incurred a loss from operations of $6,497,993 for the six months ended December 31, 1999 compared with an operating loss of $5,448 for the six months ended December 31, 1998. The primary increase in operating loss during the current period is mostly related to the increased staff costs and the charge for stock options granted to non employees.

Net interest expense for the six months ended December 31, 1999 of $68,250 compares to net interest expense during the six months ended December 31, 1998 of $0. The reason for this increase is due to increased borrowings during the six months ended December 31, 1999. After interest expense, the net loss for the six months ended December 31, 1999 was $6,549,516, or $(.23) per share, compared to net loss of $5,448 for the six months ended December 31, 1998.

Liquidity and Capital Resources:

The Company has funded its operations to date primarily from shareholder advances and stock subscriptions received. At December 31, 1999, the Company had cash and cash equivalents of approximately $2,765,570 and working capital of $2,439,859.

Cash used by the Company for operating activities during the six months ended December 31, 1999 was approximately $859,535. A primary component of the use of cash during the six months was the Company's net loss of $6,549,516 adjusted for non-cash adjustments of depreciation and amortization of approximately $17,563 and stock option expense of $5,836,724. Additional uses of operating cash for the six months included increases in the Company's accounts receivable of $259,809, inventory of $10,589, other current assets of $152,596 and intangibles and other assets of $9,076. Sources of operating cash were the increase in payables and deferred revenue of $244,041 and $23,723, respectively. Additional sources of cash include $21,248 from the acquisition of Cognigen. Additional sources and uses of cash during the six months ended December 31, 1999 included net proceeds from the receipt of stock subscriptions of $5,157,220, capital expenditures of $158,363, payments on notes payable of $1,395,000 and a payment for stock of $190,000.

                         SILVERTHORNE PRODUCTION COMPANY

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION



The Company believes its current liquidity requirement primarily will be to meet working capital requirements. Cash generated from operations was not sufficient to meet working capital requirements for the six months ended December 31, 1999, and may not be sufficient to meet working capital requirements for the foreseeable future. Therefore, additional debt or equity financing may be required for the Company to satisfy its short term capital needs. There can be no assurances that the Company will be able to generate additional debt or equity financing if needed.

              INTER-AMERICAN TELECOMMUNICATIONS HOLDING CORPORATION

                              Financial Statements

                                  June 30, 1999

                                    CONTENTS

                                                           Page

INDEPENDENT AUDITORS' REPORT                                F-3

BALANCE SHEET                                               F-4

STATEMENT OF OPERATIONS                                     F-5

STATEMENT OF CASH FLOWS                                     F-6

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                F-7

NOTES TO FINANCIAL STATEMENTS                               F-8-13

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
Inter-American Telecommunications Holding Corporation
Seattle, Washington


We have audited the accompanying balance sheet of Inter-American Telecommunications Holding Corporation (a development stage company) as of June 30, 1999, and the related statements of operations, cash flows, and changes in stockholders' equity for the period from inception (July 24, 1998) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inter-American Telecommunications Holding Corporation as of June 30, 1999, and the results of its operations, its cash flows and its changes in stockholders' equity for the period from inception (July 24, 1998) through June 30, 1999 in conformity with generally accepted accounting principles.


Denver, Colorado
January 20, 2000
(except for Note 8 which
is dated February 10, 2000)

                               COMISKEY & COMPANY

                               PROFESSIONAL CORPORATION

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  June 30, 1999


      ASSETS                                                1999
                                                         -----------
OTHER ASSETS
    Goodwill .......................................     $         5
    Deferred
    tax ............................................          16,531
    Customer lists
                                                           1,300,015
                                                         -----------
      TOTAL ASSETS .................................     $ 1,316,551
                                                         ===========


      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Interest payable ...............................     $    67,814
    Notes payable - related parties
                                                             700,000

        Total current liabilities
                                                             767,814

    Notes payable - related parties, due in more
    than one year ..................................         600,000

STOCKHOLDERS' EQUITY
    Common stock; $0.01 par value, 10,000 shares
      Authorized; 2,000 shares issued and
      outstanding ..................................              20
    Deficit accumulated during the development stage
                                                             (51,283)
                                                         -----------
                                                             (51,263)
                                                         -----------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...     $ 1,316,551
                                                         ===========









               The accompanying notes are an integral part of the
                              financial statements.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
              STATEMENT OF OPERATIONS For the period July 24, 1998
                        (inception) through June 30, 1999


Revenue ............................     $   --

Interest expense ...................       67,814
                                         --------

      Loss before income taxes .....      (67,814)

Income tax benefit..................       16,531
                                         --------

      NET LOSS .....................     $(51,283)
                                         ========



Basic and diluted earnings per share     $ (25.64)
                                         ========

Weighted average shares outstanding         2,000
                                         ========






               The accompanying notes are an integral part of the
                              financial statements.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
              STATEMENT OF CASH FLOWS For the period July 24, 1998
                        (inception) through June 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES
    Net ...........................................     $(51,283)
    loss
    Adjustments to reconcile net income to net
    cash
      Flows from operating activities:
        Deferred tax benefit
                                                         (16,531)
        Changes in assets and liabilities:
           Interest payable
                                                          67,814
                                                         -------

      Net cash flows from operating activities               --

CASH FLOWS FROM INVESTING ACTIVITIES
      Net cash flows from investing activities               --

CASH FLOWS FROM FINANCING ACTIVITIES
      Net cash flows from financing activities               --
                                                         --------

NET CHANGE IN CASH                                           --
                                                         --------

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD               --
                                                         --------

CASH AND CASH EQUIVALENTS, END OF PERIOD ..........      $   --
                                                         ========














               The accompanying notes are an integral part of the
                              financial statements.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY For the period July 24,
                     1998 (inception) through June 30, 1999


                                                           Deficit
                               Stock                     accumulated
                               Number                    during the      Total
                                 of                      Development  Stockholders'
                               Shares       Amount         Stage        Equity
                               ------      --------       --------     -------
Common stock issued for
 intangible assets,
 November 4, 1998 at
 $0.01 per share                2,000      $    20        $  --       $     20

Net loss for the period
 July 24, 1998 to June 30,
 1999                             --            --         (51,283)    (51,283)
                               ------      --------       --------     -------

Balance, June 30, 1999.....     2,000      $    20        $(51,283)   $(51,263)
                                =====      ========       ========    ========




               The accompanying notes are an integral part of the
                              financial statements.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


1.   Organization and Presentation
     -----------------------------
     Description of Business and Operations
     Inter-American Telecommunications Holding Corporation ("ITHC" or the "Company") was incorporated in the state of Delaware on July 24, 1998. ITHC was organized for the purpose of consolidating the operations of certain enterprises engaged in the commerce and transmission of domestic and international long distance telephone and related services.

     During the period ended June 30, 1999, ITHC acquired customer lists from Telkiosk, Inc. ("Telkiosk") and Combined Telecommunications Consultancy, Ltd. ("CTC") that will be utilized to build a customer base for telecommunication sales. The Company also issued shares to acquire Inter-American Telecommunications Corporation ("ITC"), which will provide backroom support services for the Company's operations. On July 1, 1999, ITHC acquired all of the assets and liabilities of Cognigen Corporation, an on-line marketer of a variety of telecommunications services; see Note 8.

     As of June 30, 1999, the Company is in the development stage as defined in Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises. Since its inception, the Company has geared its efforts toward the acquisition of assets that will allow it to be engaged in direct and multilevel agency marketing and sale of long distance service and products as well as the switching and transport of voice, fax and data telephone and Internet traffic and related services. At June 30, 1999, operations had not commenced.

2.   Summary of Significant Accounting Policies
     ------------------------------------------
     Customer lists
     Customer databases acquired for debt have been recorded at the face amount of the debt issued in the acquisition. Customer databases will be amortized into income over a period not to exceed 3 years from the migration date.

     Income Taxes
     The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes" which requires that deferred income tax expenses be provided based upon estimated future tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes calculated based upon provisions of enacted tax laws.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


     Financial Instruments
     Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

     Use of Estimates
     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

     Loss Per Share
     Loss per common share has been computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Shares issued in the initial capitalization of the Company have been treated as outstanding since inception.

3.   Statements of Cash Flows
     There were no cash payments made for interest or income taxes in 1999. Non-cash investing and financing activities consisted of the following:

           Issuance of promissory notes        $ 1,300,000
           Issuance of common stock                     20
           Purchase of customer lists           (1,300,015)
           Goodwill                                     (5)

4.   Long-term Debt

     At June 30, 1999, the Company had the following notes payable to related parties:

                                                       Current        Long-term
                                                       -------        ---------

     8% unsecured promissory note payable to Telkiosk,
      with principal and interest due upon maturity
      at November 4, 1999,  partially refinanced
      to July 1, 2000                                  $200,000        $300,000

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


     8% unsecured  promissory  note  payable to CTC,
      with principal and interest due upon maturity
      at November 4, 1999, partially refinanced to
      July 1, 2000.                                     500,000         300,000
                                                       --------        --------

                                                       $700,000        $600,000
                                                       ========        ========

5.   Income Taxes
     --------------
     The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

     The Company's total deferred tax assets, deferred tax liabilities, and deferred tax valuation allowance at June 30, 1999 are as follows:

                     Deferred tax assets
                          Non-benefited tax losses and credits     $ 16,531
                          Valuation allowance                           -
                                                                   --------

                               Net deferred tax asset              $ 16,531
                                                                   ========

     The provision for income taxes was different than the amount computed using the statutory income tax rate for the reasons following:

                          Tax computed at statutory rate           $ 10,172
                          State taxes                                 6,359
                          Valuation allowance                           -
                                                                   --------

                               Income tax benefit                  $ 16,531
                                                                   ========

6.   Commitments and Contingencies
     Working capital commitments
     A portion of the consideration paid to acquire the customer lists is a commitment to provide a total of $700,000 over a 3 year period to cover the costs of migrating the customer bases to a chosen carrier network and the costs of business expansion related to the customer bases.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


     ITHC owns 100% of the common shares of ITC, a company that will provide backroom support services for companies engaged in providing long distance telephone services. A separate agreement to provide $150,000 in working capital to this related party was executed concurrently with the customer list purchases.

     Presentation as a going concern
     The Company is in the development stage and at June 30, 1999, had no liquid assets with which to satisfy its acquisition liabilities and ongoing working capital commitments. After year end, as discussed in Note 8, the Company acquired a controlling interest in Silverthorne Production Company, a publicly traded shell company. Between September and December of 1999, Silverthorne Production Company raised a total of $5.85 million through the sale of its common stock, the proceeds of which will be used to fund ITHC's operating capital requirements, as well as to make additional planned acquisitions.

7.   Related Party Transactions
     Acquisition of customer databases
     On November 4, 1998, ITHC acquired a customer database of 54,034 individual subscribers from TelKiosk in exchange for 500 shares of ITHC common stock, plus a cash payment of $500,000 in the form of a promissory note payable November 4, 1998 (and subsequently extended until July 1, 2000 as to the remaining $300,000 balance due). TelKiosk is partially owned by Peter Tilyou, a former officer and director of ITHC.

     Also on November 4, 1998, ITHC acquired a customer database of 41,415 individual subscribers from CTC in exchange for 1,000 shares of ITHC common stock plus a cash payment of $800,000 in the form of a promissory note payable November 4, 1999 (and subsequently extended until July 1, 2000 as to $300,000 of the remaining balance due). CTC is partially owned by Peter Tilyou, a former officer and director of ITHC.

8.   Subsequent Event
     Acquisition of Cognigen Corporation
     On July 1, 1999, the Company entered into an agreement with Cognigen Corporation ("Cognigen") to purchase all of Cognigen's assets. The purchase price included 5,500 shares of ITHC common stock ($.01 par value), a $300,000 note payable due October 1, 1999, a four-year employment contract for the founder of Cognigen with an annual base salary of $175,000, and a commitment to provide future working capital of $600,000 over a three year period to cover business expansion. The transaction will be accounted for as a purchase.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


     The following Pro Forma combined, condensed financial information reflects the acquisition of Cognigen as if it occurred as of July 24, 1998 (the beginning of the period).

           Total Assets             $ 1,923,583
           Total Liabilities        $ 1,982,914
           Stockholders' Equity     $   (59,331)

           Revenues                 $ 1,807,401
           Net loss                 $  ( 37,049)
           Loss per share           $    (18.52)

     Acquisition of controlling interest in Silverthorne Production Company On August 20, 1999, pursuant to a Stock Purchase and Asset Acquisition Agreement by and among Silverthorne Production Company ("Silverthorne"), certain shareholders of Silverthorne, and the Company, ITHC acquired a total of 24,345,384 shares, or approximately 58%, of the outstanding common stock of Silverthorne in exchange for all of ITHC's assets and liabilities. In a second closing which is to occur after the annual meeting of the shareholders of Silverthorne, ITHC will receive an additional 37,298,444 Silverthorne common shares. Silverthorne is a publicly-traded shell company with no assets or liabilities prior to the transaction with ITHC as described herein.

     Of the shares acquired in August, 11,742,953 were acquired directly from Silverthorne and 12,602,431 shares were acquired from certain shareholders of Silverthorne in exchange for $190,000 in cash and 300 shares of ITHC common stock.

     Shares issued for employment agreements
     On July 22, 1999 ITHC executed a one-year employment agreement for the positions of Chief Operating Officer ("COO") and Chief Financial Officer ("CFO"). Included in this agreement was a jointly held option to purchase 1,000 shares of ITHC common stock at any time during the one-year period commencing July 22, 1999. The shares were issued in consideration of services rendered in August of 1999.

     Aquila Agreement
     On July 22, 1999, ITHC entered into a three-year carrier service agreement with Aquila International Telecommunications, Inc. ("Aquila"), a company partially owned by Jimmy Boswell and David G. Lucas who are officers and directors of the Company. ITHC provided an advance payment of $400,000 in connection with this agreement.

              Inter-American Telecommunications Holding Corporation
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1999


     In January 2000, Silverthorne entered into a letter of intent to acquire Aquila, subject to the execution of a definitive agreement and other conditions.

                              COGNIGEN CORPORATION

                              Financial Statements

                             June 30, 1999 and 1998

                                    CONTENTS


                                                            Page

INDEPENDENT AUDITORS' REPORT                                F-16

BALANCE SHEETS                                              F-17

STATEMENTS OF INCOME AND RETAINED EARNINGS                  F-18

STATEMENTS OF CASH FLOWS                                    F-19

NOTES TO FINANCIAL STATEMENTS                               F-20--24

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
Cognigen Corporation
Seattle, Washington


We have audited the accompanying balance sheets of Cognigen Corporation as of June 30, 1999 and 1998, and the related statements of income and retained earnings, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cognigen Corporation as of June 30, 1999 and 1998, and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.


Denver, Colorado
January 20, 2000

                               COMISKEY & COMPANY

                               PROFESSIONAL CORPORATION

                              Cognigen Corporation
                                 BALANCE SHEETS
                             June 30, 1999 and 1998

      ASSETS                                 1999           1998
                                           ---------      ---------

CURRENT ASSETS
    Cash and cash equivalents ........     $  21,248      $  14,390
    Commissions receivable ...........       279,507         19,956
    Inventory ........................        25,076         38,301
    Prepaid excise taxes .............           752          1,149
                                           ---------      ---------
        Total current assets                 326,583         73,796

EQUIPMENT - AT COST
    Telephone system .................         3,035           --
    Computers ........................        17,804           --
    Furniture ........................           790           --
    Capitalized software .............       125,000        125,000
                                           ---------      ---------
                                             146,629        125,000
    Less accumulated depreciation ....        67,273         37,500
                                           ---------      ---------
                                              79,356         87,500
OTHER ASSETS
    Deferred income tax asset ........            74          2,718
    Deposits .........................         1,500           --
                                           ---------      ---------
                                               1,574          2,718
                                           ---------      ---------

      TOTAL ASSETS ...................     $ 407,513      $ 164,014
                                           =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable .................     $   1,024      $    --
    Commissions payable ..............       184,268         40,346
    Deferred revenue .................        71,763         31,451
    Income taxes payable .............        13,770          2,032
    Payroll taxes payable ............        50,403         22,918
                                           ---------      ---------

        Total current liabilities ....       321,228         96,747

STOCKHOLDERS' EQUITY
    Common stock; $0.01 par value,
     100,000 shares authorized; 91,000
     shares issued and outstanding ...           910            910
    Additional paid-in capital .......       124,100        124,100
    Retained deficit .................       (38,725)       (57,743)
                                           ---------      ---------
                                              86,285         67,267

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY ..............................     $ 407,513      $ 164,014
                                           =========      =========


               The accompanying notes are an integral part of the
                              financial statements.

                              Cognigen Corporation
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   For the years ended June 30, 1999 and 1998

                                                  1999        1998

Revenues
    Commission income .................     $   765,416      $   615,090
    Calling card sales ................       1,041,985          237,113
                                            -----------      -----------
                                              1,807,401          852,203
                                            -----------      -----------

Cost of revenues
    Commissions .......................         553,086          409,657
    Calling card cost of revenue ......         679,864          110,268
                                            -----------      -----------
                                              1,232,950          519,925
                                            -----------      -----------

      Gross profit ....................         574,451          332,278

Selling, general and administrative
 expenses .............................         541,051          381,885
                                            -----------      -----------

      Income (loss) before income taxes          33,400          (49,607)

Provision for income taxes ............          14,382           (1,918)
                                            -----------      -----------

      NET INCOME (LOSS) ...............          19,018          (47,689)

Retained deficit
    Balance, beginning of the year ....         (57,743)         (10,054)
                                            -----------      -----------

    Balance, end of year ..............     $   (38,725)     $   (57,743)
                                            ===========      ===========


Basic earnings per share ..............     $      0.21      $     (0.52)
                                            ===========      ===========

Diluted earnings per share ............     $      0.21      $     (0.52)
                                            ===========      ===========





               The accompanying notes are an integral part of the
                              financial statements.

                              Cognigen Corporation
                            STATEMENTS OF CASH FLOWS
                   For the years ended June 30, 1999 and 1998



                                                       1999          1998
                                                    ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss) .........................     $  19,018      $ (47,689)
    Adjustments to reconcile net income to
     net cash provided by operating activities:
        Depreciation ..........................        29,773         25,000
        Deferred income taxes .................         2,644         (2,718)
        Changes in assets and liabilities:
          Commissions receivable ..............      (259,551)        58,824
          Inventory ...........................        13,225        (38,301)
          Prepaid excise taxes ................           397         (1,149)
          Deposits ............................        (1,500)          --
          Accounts payable ....................         1,024           (579)
          Commissions payable .................       143,922        (20,783)
          Deferred revenue ....................        40,312         31,451
          Income taxes payable ................        11,738            800
          Payroll taxes payable ...............        27,485         22,918
                                                    ---------      ---------
      Net cash provided by operating
       activities .............................        28,487         27,774

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of equipment ..................       (21,629)          --
                                                    ---------      ---------

      Net cash used by investing activities ...       (21,629)          --

CASH FLOWS FROM FINANCING ACTIVITIES
      Net cash provided by financing
       activities .............................          --             --
                                                    ---------      ---------

NET INCREASE IN CASH ..........................         6,858         27,774

CASH AND CASH EQUIVALENTS, BEGINNING
 OF YEAR ......................................        14,390        (13,384)
                                                    ---------      ---------

CASH AND CASH EQUIVALENTS, END OF YEAR ........     $  21,248      $  14,390
                                                    =========      =========



               The accompanying notes are an integral part of the
                              financial statements.

                              Cognigen Corporation
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 1999 and 1998


1.   Organization and Presentation
     Description of Business and Operations
     Cognigen Corporation, previously Cognigen Communications, was incorporated in the state of Nevada in February 1998. Cognigen's predecessor, Cognigen Communications, was incorporated in the state of California in February 1997. All references to the "Company" or "Cognigen" refer to Cognigen Corporation and include its predecessor. Cognigen is an on-line marketer of a variety of telecommunication services.

     Telecommunication services that are offered for sale include both domestic and international long distance, international callback service, high bandwidth web hosting service, IP telephony service and prepaid calling cards. Services other than prepaid calling cards are provided by telecommunication companies with which Cognigen has on-going relationships. Commissions are paid to Cognigen based on the sale and usage of these telecommunication services. The commission rates vary among the providers. Calling cards are purchased from various vendors at a discount from the face value. Revenue is generated upon the sale of the calling cards.

     Cognigen services are marketed via a network of over thirty thousand agents worldwide. Each agent has a personalized Web page that is accessed by customers and potential customers looking for lower cost telecommunication services. Commissions are paid on a sliding scale to agents on both direct and downline sales.

2.   Summary of Significant Accounting Policies
     Revenue Recognition
     The Company records commission income when the underlying telecommunication service is rendered.

     Calling card revenue is recorded when the calling cards are shipped. The Company's policy is to delay shipment of calling cards for a two week period after receipt of cash to allow for processing. This delay results in deferred revenue which is recorded as liability until the calling cards are shipped.

     General and administrative expenses are charged as incurred to periodic income.

     Statement of Cash Flows
     For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                              Cognigen Corporation
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 1999 and 1998


     Commissions Receivable
     Commissions receivable represent amounts due from providers for telecommunication services used by subscribers. Typically providers pay commissions due to Cognigen forty-five days after the usage month end to allow for billing and collection.

     No allowance for doubtful accounts has been established by the Company and no bad debt expense has been recorded in either 1998 or 1999.

     Inventory
     Inventory consists of prepaid calling cards held for resale and is valued at the lower of cost or market. Calling cards are purchased from a variety of vendors at a discount from the face value. Excise tax of 3% of the face value is paid at the time of purchase. When the calling card is sold, the excise tax is collected and offset against the prepaid excise tax.

     Property and Equipment
     Property and equipment is stated at cost and depreciated using the straight-line method over the following estimated useful lives:

      Telephone system                       5 years
      Computers                              3 years
      Furniture                              5 years
      Capitalized software                   5 years

     Software developed to support the self-replicating Web pages used to market telecommunication services and administer agents' sales and related commissions has been capitalized according to the provisions of AICPA Statement of Position 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use". Such software was contributed in exchange for stock in the Company in February 1997.

     Commissions Payable
     Commissions payable represent amounts due to agents as commission related to the usage for which the Company is due commission income from its providers. It is the Company's policy to pay commission to its agents only after receiving commission due from its providers. This policy results in approximately two months commission payable as of each year end.

                              Cognigen Corporation
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 1999 and 1998

     Income Taxes
     The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes" which requires that deferred income tax expenses be provided based upon estimated future tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes calculated based upon provisions of enacted tax laws.

     Concentration of Credit Risk
     The Company sells the telecommunication services of various providers. Based on the sales efforts of the Company's agents, a concentration of revenue and/or receivables can arise at various times. As of June 30, 1999 and 1998, commissions receivable from two providers comprised 64% and 95%, respectively, of the total commissions receivable. For the year ended June 30, 1998, 97% of commission income was generated from one provider. For the year ended June 30, 1999, this provider's proportionate share of revenue had decreased to 21%, while a new provider contributed 42% of the total revenue.

     Financial Instruments
     Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

     Use of Estimates
     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

     Earnings Per Share
     The Company has adopted Statement of Financial Accounting Standards No. 128 Earnings per Share" (SFAS No. 128) that requires the calculation of basic earnings per common share, which is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, and diluted earnings per common share, which is computed using the weighted average number of shares of common stock and common stock equivalents.

     3. Statements of Cash Flows
        ------------------------
     There were no cash payments made for interest or income taxes in either 1999 or 1998.

                              Cognigen Corporation
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 1999 and 1998


     4. Income Taxes
        ------------
     The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

     The components of income tax expense (benefit) are:

                                    1999         1998
                                 --------      --------

Taxes currently payable ....     $ 11,738      $    800
Change in deferred tax asset        2,644        (2,718)
                                 --------      --------


                                 $ 14,382      $ (1,918)
                                 ========      ========


     The Company's total deferred tax assets, deferred tax liabilities, and deferred tax valuation allowance at June 30, 1999 and 1998 are as follows:

                                              1999        1998
                                              ------     ------
Deferred tax assets
     Deductible temporary differences ...     $   74     $ --
     Non-benefited tax losses and credits       --        2,718
                                              ------     ------


          Total deferred tax assets .....         74      2,718
                                              ------     ------

          Net deferred tax asset ........     $   74     $2,718
                                              ======     ======


     The provision for income taxes was different than the amount computed using the statutory income tax rate for the reasons following:

                                       1999        1998
                                     -------     -------

Tax computed at statutory rate..     $ 5,010     $(7,441)
State taxes ....................       5,744        --
Other, non-deductible expenses .       3,628       5,523
                                     -------     -------

     Provision for income taxes      $14,382     $(1,918)
                                     =======     =======

                              Cognigen Corporation
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 1999 and 1998


     5. Commitments and Contingencies
        -----------------------------
     The Company leases certain office space under an operating lease expiring September 30, 1999 with monthly payments of $900 and an option to renew on a month-to-month basis at $945 per month. Total expense for the years ended June 30, 1999 and 1998 was $7,815 and $0, respectively.

     The Company is not involved in any lawsuits or litigation.

     6. Related Parties
        ---------------
     Prior to October 1, 1998, the corporate offices of the Company were in the personal residence of the two of the Company's directors. No rent was charged for the use of the space.

     7. Subsequent Event
        ----------------
     On July 1, 1999, the Company entered into an agreement with Inter-American Telecommunications Corporation ("ITHC") to sell all of its assets to ITHC. The purchase price included 5,500 shares of ITHC common stock ($.01 par value), a $300,000 note payable due October 1, 1999, a four-year employment contract for Cognigen's founder, and provisions for future working capital of $600,000 over a three year period to cover business expansion.

     ITHC was incorporated on July 24, 1998 and had no operations during the year ended June 30, 1999. Proforma financial results would include only the results of operations of Cognigen.

              Inter-American Telecommunications Holding Corporation
                         Silverthorne Production Company
                              Cognigen Corporation

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The accompanying unaudited Pro Forma financial information gives effect to the July 1, 1999 acquisition of the operating assets of Cognigen Corporation ("Cognigen") and the August 20, 1999 acquisition of a majority interest in Silverthorne Production Company ("Silverthorne") by Inter-American Telecommunications
     Holding Corporation ("ITHC").

     On July 1, 1999, ITHC entered into an agreement with Cognigen Corporation ("Cognigen") to purchase all of Cognigen's assets. The purchase price included 5,500 shares of ITHC common stock ($.01 par value), a $300,000 note payable due October 1, 1999, a four-year employment contract for the founder of Cognigen, and a commitment to provide future working capital of $600,000 over a three year period to cover business expansion. The transaction will be accounted for as a purchase.

     On August 20, 1999, pursuant to a Stock Purchase and Asset Acquisition Agreement by and among ITHC, Silverthorne, and certain shareholders of Silverthorne, ITHC acquired a total of 24,345,384 shares, or approximately 58%, of the outstanding common stock of Silverthorne in exchange for all of ITHC's assets and liabilities. In a second closing which is to occur after the annual meeting of the shareholders of Silverthorne, ITHC will receive an additional 37,298,444 Silverthorne common shares.

     The following unaudited pro forma financial statements are based on the historical presentation of the financial statements of ITHC, Cognigen, and Silverthorne as of June 30, 1999 and for the year then ended.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements, including notes thereto, of ITHC, Cognigen, and Silverthorne previously filed or included herein.

                         Silverthorne Production Company
                         Pro-Forma Financial Statements
                                  June 30, 1999
                                   (Unaudited)


                                           Silverthorne         ITHC           Cognigen
                                           June 30, 1999    June 30, 1999    June 30, 1999   Pro Forma      Pro Forma
                                            Historical        Historical       Historical    Adjustments    Combined
                                            -----------      -----------      -----------   ------------   -----------
Current Assets ........................     $      --        $      --        $   326,583                  $   326,583

Equipment .............................            --               --             79,356                       79,356

                                                                                               213,770a
Other Assets ..........................            --          1,316,551            1,574      (14,251)b     1,517,644
                                            -----------      -----------      -----------                  -----------

Total Assets ..........................     $      --        $ 1,316,551      $   407,513                  $ 1,923,583
                                            ===========      ===========      ===========                  ===========

                                                                                               $190,000e
Current                                                                                         300,000a
 liabilities ..........................     $     2,234      $ 1,367,814      $   321,228        (6,128)c  $ 2,175,148

Stockholders'                                                                                     (8,123)b,c
 equity ...............................          (2,234)         (51,263)          86,285        (86,230)a    (251,565)
                                            -----------      -----------      -----------       (190,000)e -----------

Total
 liabilities and
 equity ...............................     $      --        $ 1,316,551      $   407,513                  $ 1,923,583
                                            ===========      ===========      ===========                  ===========

Revenues ..............................     $      --        $      --        $ 1,807,401                  $ 1,807,401
Cost of revenues ......................            --               --          1,232,950                    1,232,950
                                            -----------      -----------      -----------                  -----------
Gross profit ..........................            --               --            574,451                      574,451

SG&A ..................................            --               --            541,051         14,251b      555,302
Interest ..............................            --             67,814             --                         67,814
Other income/
 expense ..............................           4,784             --               --                          4,784
                                            -----------      -----------      -----------                  -----------

Net before tax ........................           4,784          (67,814)          33,400                      (53,449)

Tax ...................................            --             16,531          (14,382)          6,128c       8,277
                                            -----------      -----------      -----------                  -----------

Net income ............................     $     4,784      $   (51,283)     $    19,018                  $   (32,265)
                                            ===========      ===========      ===========                  ===========

Income (loss)
 per share:

Basic .................................     $      0.00      $    (25.64)     $      0.21                  $     (0.00)
                                            ===========      ===========      ===========                  ===========
Diluted ...............................     $      0.00      $    (25.64)     $      0.21                  $     (0.00)
                                            ===========      ===========      ===========                  ===========

Weighted average
 shares outstanding....................      15,757,047            2,000           91,000      11,742,953d  27,500,000
                                            ===========      ===========      ===========                  ===========

                                     F - 26

Pro Forma Adjustments
a - to record acquisition of Cognigen for $300,000 debt plus $55 stock b - to amortize goodwill ratably over a 15 year recovery period c - tax effect of goodwill amortization d - newly issued Silverthorne shares acquired by ITHC e - to record charge to equity for 12,602,431 Silverthorne shares acquired by
    ITHC from Silverthorne shareholders for $190,000.

                                    EXHIBIT B

                             COGNIGEN NETWORKS, INC.

                         2000 INCENTIVE AND NONSTATUTORY
                                STOCK OPTION PLAN


      1. Purposes of the Plan. The purposes of this 2000 Incentive and Nonstatutory Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business. Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonstatutory stock options," at the discretion of the Board and as reflected in the terms of the written stock option agreement.

      2. Definitions. As used herein, the following definitions shall apply:

           a. "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company if no Committee is appointed.

           b. "Code" shall mean the Internal Revenue Code of 1986, as amended.

           c. "Common Stock" shall mean the $0.001 par value common stock of the Company.

           d.   "Company"  shall  mean  Cognigen   Networks,   Inc.,  a
      Colorado corporation.

           e. "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed, or the Board if no committee is appointed.

           f. "Consultant" shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services, but does not include a director of the Company who is compensated for services as a director only with the payment of a director's fee by the Company.

           g. "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

           h. "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

           i. "Incentive Stock Option" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

           j.   "Non-Employee Director" shall mean a director who:

                (i) Is not currently an officer (as defined in Section 16a-1(f) of the Securities Exchange Act of 1934, as amended) of the Company or a Parent or Subsidiary of the Company, or otherwise currently employed by the Company or a Parent or Subsidiary of the Company.

                (ii) Does not receive compensation, either directly or indirectly, from the Company or a Parent or Subsidiary of the Company, for services rendered as a Consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to
           Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

                (iii)Does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

           k. "Nonstatutory Stock Option" shall mean an Option granted under this Plan which does not qualify as an Incentive Stock Option. To the extent that the aggregate fair market value of Optioned Stock to which Incentive Stock Options granted under Options to an Employee are exercisable for the first time during any calendar year (under the Plan and all plans of the Company or any Parent or Subsidiary) exceeds
      $100,000, such Options shall be treated as Nonstatutory Stock Options under the Plan. The aggregate fair market value of the Optioned Stock shall be determined as of the date of grant of each Option and the determination of which Incentive Stock Options shall be treated as qualified incentive stock options under Section 422 of the Code and which Incentive Stock Options exercisable for the first time in a particular year in excess of the $100,000 limitation shall be treated as Nonstatutory Stock Options shall be determined based on the order in which such Options were granted in accordance with Section 422(d) of the Code.

           l. "Option" shall mean an Incentive Stock Option, a Nonstatutory Stock Option or both.

           m. "Optioned Stock" shall mean the Common Stock subject to an Option.

           n. "Optionee" shall mean an Employee or other person who is granted an Option.

           o. "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

           p. "Plan" shall mean this 2000 Incentive and Nonstatutory Stock Option Plan.

           q. "Share" shall mean a share of the Common Stock of the Company, as adjusted in accordance with Section 11 of the Plan.

           r. "Stock Option Agreement" shall mean the agreement to be entered into between the Company and each Optionee which shall set forth the terms and conditions of each Option granted to each Optionee, including the number of Shares underlying such Option and the exercise price of each Option granted to such Optionee under such agreement.

           s. "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,250,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

      4.   Administration of the Plan.

           a. Procedure. The Plan shall be administered by the Board or a Committee appointed by the Board consisting of two or more Non-Employee Directors to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe.

                (i) Once appointed, the Committee shall continue to serve until otherwise directed by the Board (which for purposes of this paragraph
           (a)(i) of this Section 4 shall be the Board of Directors of the Company). From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                (ii) Members of the Board who are granted, or have been granted, Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan.

           b. Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion:

                (i) To grant Incentive Stock Options and Nonstatutory Stock Options or both as provided and identified in a separate written Stock Option Agreement to each Optionee granted such Option or Options under the Plan; provided however, that in no event shall an Incentive Stock Option and a Nonstatutory Stock Option granted to any Optionee under a single Stock Option Agreement be subject to a "tandem" exercise arrangement such that the exercise of one such Option affects the Optionee's right to exercise the other Option granted under such Stock Option Agreement;

                (ii) To determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock;

                (iii)To determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with
           Section 8(a) of the Plan;

                (iv) To determine the Employees or other persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

                (v)  To interpret the Plan;

                (vi) To   prescribe,   amend  and  rescind   rules  and
           regulations relating to the Plan;

                (vii) To determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

                (viii) To accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of
           Section 7 of the Plan;

                (ix) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and

                (x) To make all other determinations deemed necessary or advisable for the administration of the Plan.

           c. Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other permissible holders of any Options granted under the Plan.

      5.   Eligibility.

           a. Persons Eligible. Options may be granted to any person selected by the Board. Incentive Stock Options may be granted only to Employees. An Employee, who is also a director of the Company, its Parent or a Subsidiary, shall be treated as an Employee for purposes of this Section
      5. An Employee or other person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

           b. No Effect on Relationship. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or other relationship with the Company nor shall it interfere in any way with his right or the Company's right to terminate his employment or other relationship at any time.

      6. Term of Plan. The Plan became effective on April __, 2000. It shall continue in effect until April __, 2010, unless sooner terminated under Section 13 of the Plan.

      7. Term of Option. The term of each Option shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, if the Option is an Incentive Stock Option, the term of the Option shall be five years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

      8.   Exercise Price and Consideration.

           a. Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but the per Share exercise price under an Incentive Stock Option shall be subject to the following:

                (i) If granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall not be less than 110% of the fair market value per Share on the date of grant.

                (ii) If granted to any other Employee, the per Share exercise price shall not be less than 100% of the fair market value per Share on the date of grant.

           b. Determination of Fair Market Value. The fair market value per Share on the date of grant shall be determined as follows:

                (i) If  the  Common  Stock  is  listed  on the  New  York  Stock
           Exchange, the American Stock Exchange or such other securities exchange designated by the Board, or admitted to unlisted trading privileges on any such exchange, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the fair market value shall be the closing price of the Common Stock as reported by such exchange or system on the day the fair market value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported;

                (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the fair market value shall be the average of the last reported highest bid and the lowest asked prices quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc. on the day the fair market value is determined; or

                (iii)If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the fair market value shall be determined in such reasonable manner as may be prescribed by the Board.

           c. Consideration and Method of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, other shares of Common Stock having a fair market value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the Colorado Business Corporation Act.

      9.   Exercise of Option.

           a. Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

           In the sole discretion of the Board, at the time of the grant of an Option or subsequent thereto but prior to the exercise of an Option, an Optionee may be provided with the right to exchange, in a cashless transaction, all or part of the Option for Common Stock of the Company on terms and conditions determined by the Board.

           An Option may not be exercised for a fraction of a Share.

           An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment, as authorized by the Board, may consist of a consideration and method of payment allowable under Section 8(c) and this
      Section 9(a) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of the duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

           Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

           b. Termination of Status as an Employee. In the case of an Incentive Stock Option, if any Employee ceases to serve as an Employee, he may, but only within such period of time not exceeding three months as is determined by the Board at the time of grant of the Option after the date he ceases to be an Employee, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

           c. Disability of Optionee. In the case of an Incentive Stock Option, notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within such period of time not exceeding 12 months as is determined by the Board at the time of grant of the Option from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

           d. Death of Optionee. In the case of an Incentive Stock Option, in the event of the death of the Optionee:

                (i) During the term of the Option if the Optionee was at the time of his death an Employee and had been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee 12 months after the date of death; or

                (ii) Within such period of time not exceeding three months as is determined by the Board at the time of grant of the Option after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

      10. Nontransferability of Options. Unless permitted by the Code, in the case of an Incentive Stock Option, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of any Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

      In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in a transaction in which the Company is not the survivor, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of 30 days from the date of such notice, and the Option will terminate upon the expiration of such period.

      12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or other person to whom an Option is so granted within a reasonable time after the date of such grant. Within a reasonable time after the date of the grant of an Option, the Company shall enter into and deliver to each Employee or other person granted such Option a written Stock Option Agreement as provided in Sections 2(r) and 16 hereof, setting forth the terms and conditions of such Option.

      13.  Amendment and Termination of the Plan.

           a. Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in
      Section 17 of the Plan:

                (i) An increase in the number of Shares subject to the Plan above the number of Shares set forth in Section 3 of the Plan, other than in connection with an adjustment under Section 11 of the Plan;

                (ii) Any change in the designation of the class of Employees eligible to be granted Incentive Stock Options; or

                (iii)Any material amendment under the Plan that would have to be approved by the shareholders of the Company for the Board to continue to be able to grant Incentive Stock Options under the Plan.

           b. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

      14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of legal counsel for the Company with respect to such compliance.

      As a condition to the existence of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and such other representations and warranties which in the opinion of legal counsel for the Company, are necessary or appropriate to establish an exemption from the registration requirements under applicable federal and state securities laws with respect to the acquisition of such Shares.

      15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's legal counsel to be necessary for the lawful issuance and sale of any Share hereunder, shall relieve the Company of any liability relating to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      16. Option Agreement. Each Option granted to an Employee or other persons shall be evidenced by a written Stock Option Agreement in such form as the Board shall approve.

      17. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

      18. Gender. As used herein, the masculine, feminine and neuter genders shall be deemed to include the others in all cases where they would so apply.

      19. CHOICE OF LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS PLAN AND THE INSTRUMENTS EVIDENCING OPTIONS WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan effective as of _______________, 2000.

                               COGNIGEN NETWORKS, INC.,
                               a Colorado corporation



                               By:
                                     Jimmy L. Boswell, President

                                      PROXY

                        SILVERTHORNE PRODUCTION COMPANY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL __, 2000


      The undersigned hereby constitutes and appoints Jimmy L. Boswell and Darrell H. Hughes, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of $0.001 par value common stock ("common stock") of Silverthorne Production Company (the "Company") at the Annual Meeting of Shareholders (the "Meeting") to be held in the Special Events Room on the Second Floor, 7001 Seaview Avenue, NW, Seattle, Washington 98117, on _________, April __, 2000, at 10:00 a.m., Pacific Time, and at all adjournment(s) thereof for the following purposes:

(1)   Elect five directors;

      [  ] FOR THE DIRECTOR         [  ]  WITHHOLD AUTHORITY TO VOTE
           NOMINEES LISTED BELOW    FOR ALL NOMINEES LISTED BELOW
           (EXCEPT AS MARKED TO
           THE CONTRARY BELOW)

      INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                Jimmy L. Boswell          Darrell Hughes
                David L. Jackson          Mohammed I. Marafi
                Wilhelm J. Giertsen

      (2)  adoption  of an  amendment  to  Article  FIRST  of  the  Articles  of
Incorporation   of  the  Company  to  change  the  name  of  the  Company   from
"Silverthorne Production Company" to "Cognigen Networks, Inc.";

                                     [ ] FOR
                                   [ ] AGAINST
                                   [ ] ABSTAIN

      (3) adoption of an amendment to Article THIRD of the Articles of Incorporation of the Company to delete any reference contained in the current Article THIRD to an area of business in which the Company no longer engages and to change the wording of the provision in the current Article THIRD that confers upon the Company all of the rights, powers and privileges conferred on Colorado corporations;

                                     [ ] FOR
                                   [ ] AGAINST
                                   [ ] ABSTAIN

      (4) adoption of an amendment to Section (d)(ii) of Article EIGHTH of the Articles of Incorporation of the Company to change the vote required to amend the Articles of Incorporation to a majority of a quorum;

                                     [ ] FOR
                                   [ ] AGAINST
                                   [ ] ABSTAIN

      (5) adoption of a new Article NINTH of the Articles of Incorporation of the Company which limits the liability of the directors of the Company under certain circumstances;

                                     [ ] FOR
                                   [ ] AGAINST
                                   [ ] ABSTAIN

      (6) adoption of a proposal to effectuate a one-for-four reverse split of the Company's outstanding common stock;

                                     [ ] FOR
                                   [ ] AGAINST
                                   [ ] ABSTAIN

      (7) approval of the 2000 Incentive and Nonstatutory Stock Option Plan; and

                                     [ ] FOR
                                   [ ] AGAINST
                                   [ ] ABSTAIN

      (8) transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

      The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE OTHER ITEMS LISTED ABOVE.

      It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Shareholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

      The  undersigned  hereby  acknowledges  receipt  of the  Notice  of Annual
Meeting  of   Shareholders   and  the  Proxy  Statement  and  Annual  Report  to
Shareholders furnished therewith.

Dated and Signed:  ______________, 2000







                          Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustee, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.